SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

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[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

RUSS BERRIE AND COMPANY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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RUSS BERRIE AND COMPANY, INC.

111 Bauer Drive
Oakland, New Jersey 07436

March 21, 2003

Dear Shareholder:

      It is my pleasure, on behalf of your Board of Directors, to extend to you a cordial invitation to attend our Annual Meeting of Shareholders, which will be held this year at the Company’s corporate headquarters, 111 Bauer Drive, Oakland, New Jersey, at 2:00 p.m. on Wednesday, May 7, 2003.

      At the meeting, shareholders will be asked to (i) elect 10 directors, (ii) approve the Company’s 2004 Stock Option, Restricted Stock and Non-Restricted Stock Plan, (iii) approve the Company’s 2004 Employee Stock Purchase Plan, and (iv) transact such other business as may properly come before the meeting.

      I look forward to greeting you at the meeting. Whether or not you expect to attend, I urge you to sign and return your proxy card immediately.

Sincerely,

JOSH S. WESTON
Acting Chairman
of the Board of Directors

RUSS BERRIE AND COMPANY, INC.

111 Bauer Drive
Oakland, New Jersey 07436

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held Wednesday, May 7, 2003

       The Annual Meeting of Shareholders of Russ Berrie and Company, Inc. (the “Company”) will be held this year at the Company’s corporate headquarters, 111 Bauer Drive, Oakland, New Jersey, on Wednesday, May 7, 2003, at 2:00 p.m. for the following purposes:

1.	To elect 10 directors to serve until the next Annual Meeting of Shareholders and until their successors shall have been elected and qualified;

2.	To approve a new 2004 Stock Option, Restricted Stock and Non-Restricted Stock Plan to take effect on January 1, 2004;

3.	To approve a new 2004 Employee Stock Purchase Plan to take effect on January 1, 2004; and

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

      Only shareholders of record at the close of business on March 14, 2003 are entitled to notice of and to vote at such meeting.

BY ORDER OF THE
BOARD OF DIRECTORS,

ARNOLD S. BLOOM
Secretary

Oakland, New Jersey
March 21, 2003

Please complete, date, sign, and promptly return your proxy card in the enclosed envelope.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
DIRECTOR COMPENSATION
COMPENSATION COMMITTEE REPORT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
AUDIT COMMITTEE REPORT
INDEPENDENT PUBLIC ACCOUNTANTS
AUDIT FEES
FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES
ALL OTHER FEES
SECURITY OWNERSHIP OF MANAGEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
2002 OPTION GRANTS
AGGREGATED OPTION EXERCISES IN 2002 AND YEAR-END OPTION VALUES
CERTAIN TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
APPROVAL OF THE 2004 STOCK OPTION, RESTRICTED AND NON-RESTRICTED STOCK PLAN
APPROVAL OF THE 2004 EMPLOYEE STOCK PURCHASE PLAN
NEW PLAN BENEFITS
EQUITY COMPENSATION PLAN INFORMATION
OTHER MATTERS
VOTING PROCEDURES
SHAREHOLDER PROPOSALS
APPENDIX A
APPENDIX B

RUSS BERRIE AND COMPANY, INC.

111 Bauer Drive
Oakland, New Jersey 07436

PROXY STATEMENT

dated March 21, 2003

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Russ Berrie and Company, Inc. (the “Company”) of proxies for use at the Annual Meeting of Shareholders of the Company to be held on Wednesday, May 7, 2003, at 2:00 p.m., at the Company’s corporate headquarters, 111 Bauer Drive, Oakland, New Jersey, and at any adjournments or postponements thereof.

      Shareholders of record at the close of business on March 14, 2003, will be entitled to one vote for each share they then held on all matters to come before the meeting. There were outstanding on that date 20,551,319 shares of common stock of the Company, stated value $.10 per share (“Common Stock”). The Company has no other class of stock outstanding. The holders of a majority of the shares of Common Stock entitled to vote at the meeting will constitute a quorum.

      An executed proxy may be revoked at any time by written notification to the Secretary of the Company at the Company’s corporate headquarters if such notice is actually received by the Secretary before such proxy is exercised, or by attending and voting at the meeting in person. Proxies in the accompanying form which are properly executed by shareholders, duly returned to the Company and not revoked will be voted in the manner specified. If no specification is indicated, the proxy will be voted as indicated herein. The cost of solicitation will be borne directly by the Company.

      This proxy statement is accompanied by the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, as amended by Amendment No. 1 on Form 10-K/A (collectively, the “10-K”), including financial statements and financial statement schedules, filed with the Securities and Exchange Commission, but excluding exhibits. Exhibits to the 10-K will be provided upon request and payment of the Company’s reasonable expenses in connection therewith. Any such request should be addressed to the Company at 111 Bauer Drive, Oakland, New Jersey 07436, Attention: Chief Financial Officer.

      This Proxy Statement and the form of proxy will be mailed to shareholders on or about April 8, 2003.

ELECTION OF DIRECTORS

      Ten directors are to be elected to hold office until the next Annual Meeting of Shareholders and until their respective successors are elected and qualified. The election of directors requires the affirmative vote of the holders of a plurality of the shares of Common Stock voting at the meeting. It is intended that proxies in the accompanying form which do not withhold the authority to vote for any or all of the nominees will be voted for the election as directors of all of the persons named below. All of the persons named below are currently directors of the Company. Should any nominee become unable or unwilling to serve as a director, the proxies will be voted in favor of the remainder of those named and may be voted for substitute nominees nominated by the Board of Directors in place of those who are not candidates. At this time, the Board of Directors knows of no reason why any nominee might not be a candidate at the meeting. The information concerning the nominees has been furnished by them to the Company.

		Director	Principal Occupation;
Name*	Age	Since	Other Public Directorships

Raphael Benaroya[1,2,4]	55	1993	Chairman of the Board, President and Chief Executive Officer, since 1989, of United Retail Group, Inc., which operates a chain of retail specialty stores. Mr. Benaroya is also Managing Director of American Licensing Group, L.P., which specializes in consumer goods’ brand name licensing.
Angelica Berrie[4]	47	1998	Chief Executive Officer of the Company since January 22, 2003. Vice President – Strategic Planning of the Company from July 2000 to January 2003. Director – Product Development of the Company from November 1991 to July 2000.
Carl Epstein[2]	76	2000	Mr. Epstein has held the positions of President of Halston Enterprises, Inc., Danskin, Inc., and B.V.D. Knitwear, Inc., as well as Vice President and General Manager for International Playtex. For the past thirteen years, Mr. Epstein has been retired.
Ilan Kaufthal[4]	55	1995	Vice Chairman-Investment Banking, since May 2000, of Bear, Stearns & Co. Inc., an investment banking firm. Vice Chairman, from April 1997 to May 2000, of Schroder & Co., Inc. (formerly known as Schroder Wertheim & Co., Inc.), an investment banking firm. Managing Director, from February 1987 to March 1997, of Schroder & Co., Inc. Mr. Kaufthal is also a Director of United Retail Group, Inc. and Cambrex Corporation, a company which manufactures specialty chemicals.
Charles Klatskin[2]	68	1983	Chairman of the Board and Chief Executive Officer of Binswanger/ Klatskin, a commercial real estate brokerage firm created in February 2001. Chairman of the Board and President, since 1966, of Charles Klatskin Company, Inc., a commercial real estate brokerage and development firm.

		Director	Principal Occupation;
Name*	Age	Since	Other Public Directorships

Joseph Kling[3]	72	1988	President and Chief Executive Officer of MLJ, Inc. (formerly Pamsco, Inc.), a consulting company, since April 1991.
William A. Landman[1,3]	50	1994	Principal, since 1987, and Chief Investment Officer, since March 1998, of CMS Companies, an investment firm.
Sidney Slauson[1]	93	1978	Mr. Slauson was General Counsel to the Company from 1966 until 1990. From 1990 until June 30, 1995, Mr. Slauson was of counsel to Rosner and Feltman, a law firm which provided legal services to the Company. Mr. Slauson is currently retired.
Benjamin J. Sottile[2]	65	2000	Mr. Sottile was Vice Chairman of the Company from June 2000 to April 2002, and a consultant to the Company from July 1999 to May 2000. From 1996 to 1999, Mr. Sottile worked as a consultant to various consumer products companies and non-profit organizations. From 1986 to 1996, Mr. Sottile was Chairman, President and Chief Executive Officer of Gibson Greetings, Inc., a greeting card company. Mr. Sottile is currently retired.
Josh S. Weston[3,4]	74	1999	Acting Chairman of the Board of the Company since December 26, 2002. Honorary Chairman, since April 1998, of Automatic Data Processing, Inc. (“ADP”), a computerized transaction processing, data communication and information services company. Mr. Weston served as Chairman of the Board of ADP from August 1996 to April 1998. Prior to August 1996, and for more than five years prior thereto, he served as Chairman of the Board and Chief Executive Officer of ADP. Mr. Weston is also a Director of Gentiva Health Services, Inc., a provider of home health care services; Aegis Communications, Inc., a provider of outsourced telemarketing and customer care services; and J. Crew Inc., a retail and mail order clothing company.

*	Mr. Russell Berrie, the founder of the Company, served as Chairman, Chief Executive Officer and Director of the Company until his death on December 25, 2002.

[1]	Member of Compensation Committee of the Board of Directors.
[2]	Member of Nominating Committee of the Board of Directors.
[3]	Member of Audit Committee of the Board of Directors.
[4]	Member of the Executive Committee of the Board of Directors.

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

      The Board of Directors of the Company held five (5) meetings during 2002. The Board of Directors of the Company maintains, among other committees, a standing audit committee (the “Audit Committee”), compensation committee (the “Compensation Committee”) and nominating committee (the “Nominating Committee”). The Audit Committee, which held three (3) meetings during 2002, consists of Messrs. Weston (Chair), Kling and Landman. The Audit Committee is responsible for ensuring maintenance of an adequate system of internal financial controls, causing the books of account and annual financial statements of the Company to be audited by certified public accountants, discussing with the certified public accountants the results of their audit, recommending to the Board of Directors the appointment of certified public accountants and reviewing (i) investments made by the Company and (ii) transactions between related parties and the Company. The report of the Audit Committee is set forth in this Proxy Statement. The Compensation Committee, which held two (2) meetings during 2002, consists of Messrs. Benaroya, Landman and Slauson. The Compensation Committee reviews and recommends to the Board of Directors remuneration arrangements for senior management of the Company and various Company compensation plans. The report of the Compensation Committee is set forth in this Proxy Statement. The Nominating Committee consists of Messrs. Klatskin, Epstein, Benaroya, and Sottile.* The Nominating Committee held one (1) meeting in 2002. The Nominating Committee recommends to the Board of Directors nominees for election as a director of the Company, as well as members of the various committees of the Board of Directors. The Nominating Committee will consider qualified candidates for director who are recommended by the Company’s shareholders in written submissions to the Corporate Secretary, 111 Bauer Drive, Oakland, New Jersey 07436. For the Company’s Annual Meeting of Shareholders in 2004, written submissions of recommendations from a shareholder must be received on or before November 26, 2003, and should include the nominee’s qualifications and other relevant biographical information and provide confirmation of the nominee’s consent to serve as a director. The Nominating Committee retains discretion in the nomination of directors, and has no obligation to nominate the candidate recommended by a shareholder or to include such candidate in the Company’s proxy materials. Each of the directors attended, in 2002, at least 75% of the aggregate number of meetings of the Board of Directors and any committees of which they were a member.

DIRECTOR COMPENSATION

      Directors who are full-time employees of the Company receive no additional compensation for services as a director. Each director who is not an employee of the Company receives $8,000 per year plus $1,000 for each Board meeting and $1,000 for each committee meeting attended. In addition, commencing January 1, 1989, directors who were not officers or other employees of the Company became eligible to receive non-qualified stock options and stock appreciation rights (“SARs”), if granted, under the Company’s 1989 Stock Option Plan for Outside Directors (the “1989 Directors Plan”). (See “1989 Directors Plan” below.) Commencing January 1, 1994, directors who were not officers or other employees of the Company became eligible to receive non-qualified stock options under the Company’s 1994 Stock Option Plan for Outside Directors (the “1994 Directors Plan”). (See “1994 Directors Plan” below.) Commencing January 1, 1999, directors who were not

*	On January 17, 2003, Mr. Raphael Benaroya was appointed a member of the Nominating Committee to replace Mr. Russell Berrie, who passed away on December 25, 2002. Mr. Sottile was appointed as an additional member of the Nominating Committee on February 11, 2003.

officers or other employees of the Company became eligible to receive non-qualified stock options under the Company’s 1999 Stock Option Plan for Outside Directors (the “1999 Directors Plan” and, together with the 1989 Directors Plan and the 1994 Directors Plan, “All Directors Plans”). (See “1999 Directors Plan” below.)

All Directors Plans

      All Directors Plans were administered by Russell Berrie and Angelica Berrie, until the death of Mr. Berrie on December 25, 2002, and are currently administered by the Board of Directors.

      Options granted under All Directors Plans vest and become exercisable one year after the date of grant and remain exercisable for ten years from the date of grant. Options are transferable to spouses, lineal descendants, certain trusts and charitable organizations; otherwise, such options are not transferable other than by will or under the laws of descent and distribution, and are exercisable only by the grantee or a permitted transferee or by the grantee’s or permitted transferee’s legal representative(s) after death or disability. If the grantee ceases to be a member of the Board of Directors for reasons other than death or disability, non-vested options expire immediately and vested options are only exercisable for 30 days thereafter, or the remaining option term, if shorter. In the event of the grantee’s death or disability, non-vested options shall vest and all outstanding options may be exercised within 12 months after the death or disability or the remaining option term, if shorter.

      Options granted under All Directors Plans are issued on each January 1 at an exercise price equal to the closing market price of the Common Stock on the New York Stock Exchange on the first trading day of each such year, which was $30.98 in the case of options granted in 2002.

1989 Directors Plan

      A total of 150,000 shares of Common Stock were reserved for the grant of options and related SARs, if any, under the 1989 Directors Plan. Grantees have been granted options to purchase 3,000 shares of Common Stock in each year from 1989 through 1993. In 2002, Mr. Klatskin exercised options pursuant to the 1989 Directors Plan for 3,000 shares of Common Stock at an exercise price of $17.67 per share.

      This plan terminated on December 31, 1993, and, as of January 1, 2003, no options were outstanding under the 1989 Directors Plan.

1994 Directors Plan

      A total of 150,000 shares of Common Stock were reserved for the grant of options under the 1994 Directors Plan. Grantees have been granted options to purchase 3,000 shares of Common Stock in each year from 1994 through 1998. In 2002, there were no options exercised pursuant to the 1994 Directors Plan.

      This plan terminated on December 31, 1998, although options previously granted may be exercised beyond that date.

1999 Directors Plan

      A total of 150,000 shares of Common Stock have been reserved for the grant of options under the 1999 Directors Plan. Grantees have been granted options to purchase 3,000 shares of Common Stock in each year from 1999 through 2003. In 2002, Messrs. Kling and Slauson each exercised options pursuant to the 1999 Directors Plan for 3,000 shares of Common Stock at an exercise price of $20.75 per share.

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

Chief Executive Officer

      Mr. Russell Berrie was Chairman and Chief Executive Officer of the Company until he passed away on December 25, 2002. Mr. Berrie was a party to an employment arrangement with the Company that provided for compensation, in 2002, consisting of a base salary at an annual rate of $515,000 and a bonus equal to 1% of the Company’s net income after taxes (“Incentive Compensation”). Mr. Berrie did not participate in any of the Company’s stock option or restricted stock plans. The bonus arrangement had been in effect since July 1, 1983, prior to the Company’s initial public offering.

      In its October 2001 meeting, the Compensation Committee and Mr. Berrie discussed his base compensation for 2002. After considering the Company’s business results for 2001, Mr. Berrie proposed a decrease in his 2002 base compensation of approximately 4.6% to $515,000. While the Committee saw no reason to reduce Mr. Berrie’s salary, at Mr. Berrie’s insistence, the Committee reluctantly agreed. The Compensation Committee also decided that Mr. Berrie would continue to receive the Incentive Compensation in addition to his 2002 base salary, thereby ratifying his employment arrangement.

      Prior to determining Mr. Berrie’s compensation for 2002, the Compensation Committee reviewed the compensation paid to the five most highly compensated officers, including the chief executive officers, of the Company’s peer group (identified in the performance graph set forth below), as well as certain other companies in the industry. Mr. Berrie’s base salary was determined based in part on such compensation review, together with a review of the Company’s business results, and in part on the subjective assessment by the members of the Compensation Committee of Mr. Berrie’s individual performance and contribution to the business of the Company. The Compensation Committee believed that basing a substantial portion of Mr. Berrie’s compensation on a fixed percentage of the Company’s net income after taxes provided an appropriate linkage between his compensation and the Company’s performance.

      On January 22, 2003, the Board of Directors appointed Angelica Berrie as Chief Executive Officer of the Company. Prior to being appointed Chief Executive Officer, Ms. Berrie served as Vice President-Strategic Planning. In connection with her new role as Chief Executive Officer, the Compensation Committee discussed Ms. Berrie’s compensation and approved a base salary of $350,000. In making such determination, the Compensation Committee reviewed Ms. Berrie’s qualifications, including her background with the Company. The Committee also considered her new responsibilities, the salaries of other executive officers of the Company, and the base salaries of the five most highly compensated officers, including the chief executive officers, of the Company’s peer group and certain other companies in the industry. The components of Ms. Berrie’s aggregate compensation may be subject to further review.

Other Executive Officers

      For 2002, the Compensation Committee determined the compensation of executive officers, other than the chief executive officer, in consultation with Mr. Berrie. Generally, the compensation received by executive officers consists of the following principal components: base salary, cash bonuses, stock options and, for two executive officers and one other employee in 2002, restricted stock awards under the Company’s 1999 Stock Option and Restricted Stock Plan (including predecessor plans, the “Stock Option and Restricted Stock Plans”). The Compensation Committee has followed a policy of determining increases in base compensation based principally upon the Company’s and the individual executive officer’s performance, as well as competitiveness in the marketplace. After reviewing various compensation survey results relating to 2002 projected salary increases for executive officers of companies in various industries nationwide, including results of surveys conducted after the events of September 11, 2001, the Compensation Committee decided that performance reviews and salary increases for executive officers would be deferred from January 1 until April 1, 2002.

      The Compensation Committee views stock options and restricted stock awards as serving two functions: compensation to executive officers and providing executive officers with an equity stake in the Company that aligns their interests with those of shareholders. In January 2002, executive officers received grants of stock options under the Company’s 1999 Stock Option and Restricted Stock Plan to purchase stock having an aggregate fair market value (measured at the date of grant) ranging from 32% to 40% of base compensation. Two executive officers named in the Summary Compensation Table received, in 2002, restricted stock awards under the Company’s 1999 Stock Option and Restricted Stock Plan relating to shares having a fair market value (measured at the date of grant) equal to 33.3% of 80% of base compensation for one such executive officer, and equal to 36% of base compensation for the other executive officer. (See also “Summary Compensation Table” below.) The amount of these awards is based on the Company’s performance, the executive officer’s contribution to the Company or other factors deemed relevant by the Compensation Committee. The ultimate value to the recipient of such awards depends upon the market price of the Company’s Common Stock.

      Awards of cash bonuses to executive officers (and certain other eligible personnel) are based upon a bonus pool in which approximately 80 of the Company’s personnel participate and are paid if the Company exceeds certain operating profit levels from its core domestic business. Participants in the bonus pool are eligible to receive a maximum award ranging from 50% (in the case of certain executive officers) to 4% of the recipient’s base salary, based on position in the Company, salary, and other factors deemed relevant by the Compensation Committee. Participants receive the maximum bonus for which they are eligible if the amount of the bonus pool is sufficient to pay the maximum bonus to all participants; otherwise, each participant receives the same percentage of the bonus pool as such participant would have received had maximum bonuses been paid. The funds in the bonus pool for 2002 were insufficient to pay each eligible employee a full bonus. Accordingly, each employee received 95.7% of his/her full bonus for 2002. (See also “Summary Compensation Table” below.)

      Additional awards of cash bonuses (“Additional Bonus”) to executive officers (and certain other eligible personnel) are also paid if the Company exceeds certain goals of annual budgeted profitability from its core domestic business. Participants are eligible to receive an award ranging from 4% to 10% of the recipient’s base salary depending upon the level of budgeted operating profit for the relevant period. In 2002, the Company did not exceed the required level of budgeted operating profit, and, as a result, eligible employees did not receive an Additional Bonus.

      Mr. Berrie did not participate in the bonus pool or Additional Bonus described above.

Russ Berrie and Company, Inc. Compensation Committee

Raphael Benaroya, William A. Landman and Sidney Slauson

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      In 2002, the Compensation Committee consisted of Messrs. Benaroya, Landman and Slauson.

      Russell Berrie, Chairman and Chief Executive Officer of the Company until the date of his death on December 25, 2002, served as a member of the Board of Directors of United Retail Group, Inc. until such date. Raphael Benaroya, Chairman of the Board, President and Chief Executive Officer of United Retail Group, Inc., serves on the Compensation Committee of the Board of Directors of the Company.

AUDIT COMMITTEE REPORT

      The Audit Committee is composed of the following members of the Company’s Board of Directors: Messrs. Weston (Chair), Kling and Landman. The Audit Committee operates under a written charter adopted by the Board of Directors, which was included as an appendix to the Company’s Proxy Statement for the year ended December 31, 2000. In February 2002, the Audit Committee’s charter was amended to expand the duties of the Audit Committee to include the overview of (i) investments made by the Company, and (ii) any transactions between related parties (including, without limitation, officers, directors and principal shareholders) and the Company, other than normal and usual employment compensation arrangements with the Company.

      The Board of Directors has determined that each of the members of the Audit Committee is independent (as defined in Sections 303.01(B)(2)(a) and (3) of the listing standards of the New York Stock Exchange). With respect to Mr. Weston, the Honorary Chairman of Automatic Data Processing, Inc. (“ADP”), a computerized transaction processing, data communication and information services company that provides payroll services to the Company, the Board of Directors has determined that the relationship among Mr. Weston, ADP and the Company does not interfere with Mr. Weston’s exercise of independent judgment. (See “Certain Transactions” below.)

      The Audit Committee’s function is to assist the Board of Directors in fulfilling its oversight responsibility by (1) monitoring (i) the integrity of the financial statements of the Company, (ii) the compliance by the Company with legal and regulatory requirements, and (iii) the independence and performance of the Company’s internal and external auditors and (2) overview of investments and related party transactions as described above.

      The Audit Committee has separately reviewed and discussed the audited financial statements of the Company with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, as modified or supplemented, and the Audit Committee has discussed with the independent accountants that firm’s independence.

      Based upon the Audit Committee’s review and discussions reported above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission.

      The Audit Committee has determined that the provision of services described under the caption “ALL OTHER FEES,” below, by KPMG LLP, the principal accountants of the Company for 2002, is compatible with maintaining such accountant’s independence.

Russ Berrie and Company, Inc. Audit Committee

Josh S. Weston (Chair), Joseph Kling, and William A. Landman

INDEPENDENT PUBLIC ACCOUNTANTS

      Effective April 16, 2002, the Executive Committee of the Company’s Board of Directors (the “Board”), upon the recommendation of the Audit Committee, decided to no longer engage Arthur Andersen LLP (“Arthur Andersen”) as the Company’s independent public accountants and to engage KPMG LLP to serve as the Company’s independent public accountants for fiscal year 2002. Upon the recommendation of the Audit Committee, the Board has reappointed KPMG LLP as the independent public accountants of the Company for fiscal year 2003. It is expected that representatives of KPMG LLP will be present at the meeting to respond to appropriate questions and, if they so desire, to make a statement.

      Neither Arthur Andersen’s reports on the consolidated financial statements of the Company for the year ended December 31, 2001, nor KPMG LLP’s report on the consolidated financial statements of the Company for the year ended December 31, 2002, contained an adverse opinion or a disclaimer of opinion, nor were any of such reports qualified or modified as to uncertainty, audit scope or accounting principles. During each of the years ended December 31, 2000 and December 31, 2001, as well as through April 16, 2002, there have been no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the Company’s consolidated financial statements for such periods, nor have there been any “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

AUDIT FEES

      The aggregate fees billed by the Company’s independent auditors, KPMG LLP, for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2002, and the reviews of the financial statements included in the Company’s Forms 10-Q for the fiscal year ended December 31, 2002, were $300,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

      There were no fees billed by the Company’s independent auditors, KPMG LLP, for the Company’s fiscal year ended December 31, 2002 for the following professional services:

(A)	Directly or indirectly operating, or supervising the operation of, the Company’s information system or managing the Company’s local area network; or

(B)	Designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Company’s financial statements taken as a whole.

ALL OTHER FEES

      The aggregate fees billed by the Company’s independent auditors, KPMG LLP, for services rendered to the Company other than those covered under the captions “Audit Fees” and “Financial Information Systems Design and Implementation Fees” above for the Company’s fiscal year ended December 31, 2002, were $70,000.

[INTENTIONALLY LEFT BLANK]

RUSS BERRIE AND COMPANY, INC.

Comparison of Five Year Cumulative Total Return Among
Russ Berrie and Company, Inc., the S&P 500 Index
and Peer Group Companies

	RUSS BERRIE AND CO.,
	INC.	S&P 500 INDEX	PEER GROUP

Dec 1997	100.00	100.00	100.00
Dec 1998	92.48	128.58	106.42
Dec 1999	106.68	155.63	68.66
Dec 2000	89.75	141.46	45.16
Dec 2001	134.19	124.65	51.87
Dec 2002	155.90	97.10	58.84

      Assumes $100 invested December 31, 1997, and reinvestment of all dividends quarterly.

      Peer Group Companies are as follows: American Greetings (Class A), Blythe, Inc., Cross (A.T.) & Co. (Class A), Department 56 Inc. (Series A), Enesco Group Inc., First Years, Inc., Ohio Art Co., and Tandycrafts Inc.

      Peer Group Companies were selected in good faith on the basis of similarity of their products or distribution channels to those of the Company.

SECURITY OWNERSHIP OF MANAGEMENT

      The following table sets forth, as of March 7, 2003, the shares of Common Stock beneficially owned by each director of the Company, by certain executive officers of the Company and by all directors and officers of the Company as a group.

				Approximate
	Shares of	Shares of	Total Shares of	Percentage of
	Common Stock	Common Stock	Common Stock	Outstanding
Name of Director,	Beneficially	Acquirable Within	Beneficially	Common
Officer or Identity of Group	Owned(1)	60 Days(2)	Owned(1)	Stock(2)

Raphael Benaroya(3)	2,772,708	27,000	2,799,708	13.6%
Angelica Berrie(4)	2,851,602	5,254	2,856,856	13.9%
Ricky Chan(5)	15,481	7,266	22,747	*
Teresa Chan	0	6,794	6,794	*
Carl Epstein	0	6,000	6,000	*
Ilan Kaufthal(6)	2,851,602	21,000	2,872,602	14.0%
Charles Klatskin	0	27,000	27,000	*
Joseph Kling	0	9,000	9,000	*
William A. Landman	65	24,000	24,065	*
Y.B. Lee	2,552	7,460	10,012	*
Sidney Slauson	5,000	9,000	14,000	*
Benjamin J. Sottile(5)	13,000	0	13,000	*
John Toolan(5)	6,100	6,386	12,486	*
Josh S. Weston(7)	2,772,288	9,000	2,781,288	13.5%
All directors and officers as a group (25 persons)(8)	2,898,530	203,289	3,101,819	14.9%

*	Less than 1%

(1)	Each individual has the sole power to vote and dispose of the shares of Common Stock, except as provided in notes 3, 4, 6 and 7 below; and, in the case of restricted shares granted under the Company’s Stock Option and Restricted Stock Plans, subject to the provisions of such plans.

(2)	Includes the number of shares subject to stock options granted by the Company which are exercisable within 60 days of March 7, 2003.

(3)	See footnote (5) in the “Security Ownership of Certain Beneficial Owners” table set forth herein.

(4)	See footnote (3) in the “Security Ownership of Certain Beneficial Owners” table set forth herein.

(5)	Beneficial ownership includes (i) shares of restricted stock awarded under the Company’s Stock Option and Restricted Stock Plans, whose restrictions have not lapsed as of March 7, 2003, but with respect to which the recipient has voting power, as follows: 9,134 shares for Mr. Chan; and 5,025 shares for Mr. Toolan; and (ii) 10,000 shares of restricted stock issued to Mr. Sottile pursuant to the terms of an employment agreement between Mr. Sottile and the Company entered into effective June 1, 2000, as amended July 23, 2002; pursuant to such amendment, such restricted shares are no longer subject to forfeiture, and Mr. Sottile has sole voting and dispositive power with respect thereto.

(6)	See footnote (4) in the “Security Ownership of Certain Beneficial Owners” table set forth herein.

(7)	See footnote (6) in the “Security Ownership of Certain Beneficial Owners” table set forth herein.

(8)	In computing the aggregate number of shares owned by directors and officers as group, shares beneficially owned by more than one person have not been counted more than once.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table sets forth as of March 7, 2003, with respect to each person who is known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock: (i) the name and address of such owner, (ii) the number of shares beneficially owned, and (iii) the percentage of the total number of shares of Common Stock outstanding so owned.

Name and Address	Number of Shares	Percent
of Beneficial Owner	Beneficially Owned	of Class*

The Russell Berrie Foundation, a New Jersey Nonprofit Corporation	5,232,940(1)	25.5%
111 Bauer Drive Oakland, New Jersey 07436
Myron Rosner	4,855,109(2)	23.6%
90 Woodbridge Center Drive Woodbridge, New Jersey 07095
Angelica Berrie	2,856,856(3)	13.9%
111 Bauer Drive Oakland, New Jersey 07436
Ilan Kaufthal	2,872,602(4)	14.0%
383 Madison Avenue New York, NY 10179
Raphael Benaroya	2,799,708(5)	13.6%
365 West Passaic Street Rochelle Park, New Jersey 07662
Josh Weston	2,781,288(6)	13.5%
One ADP Boulevard Roseland, New Jersey 07068
Norman Seiden	2,771,988(7)	13.5%
200 Old Palisade Road, Suite 17D Fort Lee, New Jersey 07024
Franklin Advisory Services, LLC	1,190,800 (8)	5.8%
One Parker Plaza, 16th Floor Fort Lee, NJ 07024

*	Note that because the beneficial ownership of certain of the shares of Common Stock held by the individuals listed herein is shared by such individuals, as determined pursuant to the rules of the Securities and Exchange Commission, the percentages set forth in this table aggregate to more than 100%, even though this table does not represent all holdings of Common Stock of the Company.

(1)	As reported on the Schedule 13D filed by The Russell Berrie Foundation, a New Jersey Nonprofit Corporation, with the Securities and Exchange Commission on January 6, 2003.

(2)	Includes (a) 2,771,988 shares held by The Russell Berrie 2002A Trust, of which Mr. Rosner is a co-trustee with Ms. Berrie and Messrs. Weston, Benaroya, Kaufthal and Seiden, possessing shared voting power and shared dispositive power with respect to the shares held by such trust; (b) 79,614 shares held by the Estate of Mr. Russell Berrie, of which Mr. Rosner is co-executor with Ms. Berrie and Mr. Kaufthal, possessing shared voting power and shared dispositive power with respect to the shares held by the Estate; and (c) 2,000,000 shares held by The Russell Berrie 2001 Annuity Trust, of which Mr. Rosner is sole trustee possessing sole voting power and sole dispositive power with respect to the shares held by such trust. In addition, Mr. Rosner also owns (a) 2,757 shares held in a roll-over IRA plan, of which Mr. Rosner has sole voting power and sole dispositive power with respect to the shares; and (b) 750 shares held by Mr. Rosner as joint tenant with his spouse, of which Mr. Rosner has shared voting power and shared dispositive power with respect to the shares. Does not include 5,232,940 shares of Common Stock beneficially owned by The Russell Berrie Foundation, a New Jersey Nonprofit Corporation, of which Mr. Rosner is a member of the Board of Trustees.

(3)	Includes (a) 2,771,988 shares held by The Russell Berrie 2002A Trust, of which Ms. Berrie is a co-trustee with Messrs. Weston, Benaroya, Kaufthal, Seiden and Rosner, possessing shared voting power and shared dispositive power with respect to the shares held by such trust; and (b) 79,614 shares held by the Estate of Mr. Russell Berrie, of which Ms. Berrie is co-executor with Messrs. Kaufthal and Rosner, possessing shared voting power and shared dispositive power with respect to the shares held by the Estate. Shares deemed to be beneficially owned also include 5,254 shares subject to stock options exercisable within sixty days of March 7, 2003. Does not include 5,232,940 shares of Common Stock beneficially owned by The Russell Berrie Foundation, a New Jersey Nonprofit Corporation, of which Ms. Berrie is a member of the Board of Trustees.

(4)	Includes (a) 2,771,988 shares held by The Russell Berrie 2002A Trust, of which Mr. Kaufthal is a co-trustee with Ms. Berrie and Messrs. Weston, Benaroya, Seiden and Rosner, possessing shared voting power and shared dispositive power with respect to the shares held by such trust, (b) 79,614 shares held by the Estate of Mr. Russell Berrie, of which Mr. Kaufthal is co-executor with Ms. Berrie and Mr. Rosner, possessing shared voting power and shared dispositive power with respect to the shares held by the Estate. Shares deemed to be beneficially owned also include 21,000 shares subject to stock options exercisable within sixty days of March 7, 2003. Does not include 5,232,940 shares of Common Stock beneficially owned by The Russell Berrie Foundation, a New Jersey Nonprofit Corporation, of which Mr. Kaufthal is a member of the Board of Trustees.

(5)	Includes 2,771,988 shares held by The Russell Berrie 2002A Trust, of which Mr. Benaroya is a co-trustee with Ms. Berrie and Messrs. Weston, Seiden, Kaufthal and Rosner, possessing shared voting power and shared dispositive power with respect to the shares held by such trust. Mr. Benaroya also owns 405 shares, with respect to which Mr. Benaroya has sole voting power and sole dispositive power. Also includes 315 shares owned by Mr. Benaroya’s wife, of which Mr. Benaroya disclaims beneficial ownership. Shares deemed to be beneficially owned also include 27,000 shares subject to stock options exercisable within sixty days of March 7, 2003.

(6)	Includes 2,771,988 shares held by The Russell Berrie 2002A Trust, of which Mr. Weston is a co-trustee with Ms. Berrie and Messrs. Kaufthal, Benaroya, Seiden and Rosner, possessing shared voting power and shared dispositive power with respect to the shares held by such trust. Mr. Weston also owns 300 shares, with respect to which Mr. Weston has sole voting power and sole dispositive power. Shares deemed to be beneficially owned also include 9,000 shares subject to stock options exercisable within sixty days of March 7, 2003.

(7)	Includes (a) 2,771,988 shares held by The Russell Berrie 2002A Trust, of which Mr. Seiden is a co-trustee with Ms. Berrie and Messrs. Weston, Benaroya, Kaufthal and Rosner, possessing shared voting power and shared dispositive power with respect to the shares held by such trust. Does not include 5,232,940 shares of Common Stock beneficially owned by The Russell Berrie Foundation, a New Jersey Nonprofit Corporation, of which Mr. Seiden is a member of the Board of Trustees.

(8)	As reported on the Schedule 13G filed by Franklin Resources, Inc. (“FRI”), Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisory Services, LLC (“FAS”) with the Securities and Exchange Commission on February 12 , 2003, relating to holdings as of February 12, 2003 (the “Franklin 13G”). The Franklin 13G states that the securities reported thereon are beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect investment advisory subsidiaries (the “Advisor Subsidiaries”) of FRI. The Franklin 13G states that each of the Advisor Subsidiaries, FRI, Charles B. Johnson and Rupert H. Johnson, Jr. (principal shareholders of FRI) may be deemed to be the beneficial owner of the securities covered by the Franklin 13G, but each of the foregoing disclaims any economic interest or beneficial ownership of the securities covered by the Franklin 13G, with respect to which FAS (listed as investment adviser) has reported sole voting and dispositive power.

Change in Control

      The Board has become aware of the following arrangements and transactions with respect to the shares of Common Stock of the Company formerly held by Mr. Russell Berrie, as well as various trusts and other entities established by Mr. Berrie (constituting approximately 49%(1) of the shares of Common Stock outstanding), as a result of his death on December 25, 2002. Information presented herein is based upon (i) a Schedule 13D filed by The Russell Berrie Foundation, a New Jersey Nonprofit Corporation, (ii) a Schedule 13D filed jointly by Ms. Angelica Berrie and Messrs. Josh Weston, Raphael Benaroya, Ilan Kaufthal and Norman Seiden and (iii) Amendment No. 7 to Schedule 13D filed by Myron Rosner, in each case filed with the Securities and Exchange Commission on January 6, 2003.

A.	Pursuant to the terms of the Trust Agreement (the “Trust Agreement”) of The Russell Berrie 1999 Charitable Remainder Trust (the “Charitable Trust”), upon the death of Mr. Russell Berrie, 5,232,335 of the 5,305,194 shares of Common Stock held by the Charitable Trust at the time of Mr. Berrie’s death were distributed to The Russell Berrie Foundation, a New Jersey Nonprofit Corporation (the “Foundation”). The Trustees of the Foundation are Ms. Angelica Berrie and Messrs. Scott Berrie, Ilan Kaufthal, Myron Rosner and Norman Seiden (collectively, the “Foundation Trustees”). In accordance with the Trust Agreement, the remaining 72,859 shares of Common Stock held by the Charitable Trust were distributed to the Estate of Mr. Russell Berrie (the “Estate”).

B.	The Russell Berrie 2002A Trust (“the 2002A Trust”) holds 2,771,988 shares of Common Stock. Pursuant to the terms of the Trust Indenture of the 2002A Trust, upon Mr. Berrie’s death, Ms. Angelica Berrie and Messrs. Raphael Benaroya, Ilan Kaufthal, Norman Seiden and Josh Weston became trustees of the 2002A Trust; Mr. Myron Rosner was at the time of Mr. Berrie’s death, and still is, a trustee of the 2002A Trust.

C.	The Russell Berrie 2001 Annuity Trust (the “Annuity Trust”) holds 2,000,000 shares of Common Stock. In accordance with the terms of the Trust Agreement governing the Annuity Trust, upon Mr. Berrie’s death, Mr. Rosner became the sole trustee of the Annuity Trust. It is anticipated that the Annuity Trust will transfer 870,423 shares of Common Stock to the Estate in the near future.

D.	As a result of the death of Mr. Berrie, the Estate holds 79,614 shares of Common Stock. It is anticipated that the Estate will receive 870,423 shares of Common Shares from the Annuity Trust. Ms. Angelica Berrie and Messrs. Ilan Kaufthal and Myron Rosner are the executors of the Estate.

      As a result of the transactions described above, based on the beneficial ownership of voting securities of the Company, the following individuals(2), Myron Rosner, Angelica Berrie, Josh Weston, Raphael Benaroya,

1	Mr. Berrie had always disclaimed beneficial ownership of Common Shares held by (i) the Foundation, of which Mr. Berrie was a member of the Board of Trustees during his life, and (ii) the Charitable Trust, as Mr. Berrie was not a trustee of, and once established, had no power to revoke, such Charitable Trust.

2	Angelica Berrie, Josh Weston, Raphael Benaroya and Ilan Kaufthal are each directors of the Company.

Ilan Kaufthal and Norman Seiden, and the Foundation may be deemed to have acquired control of the Company; the percentage of shares of Common Stock of the Company beneficially owned by each of such persons directly or indirectly, determined in accordance with the rules of the Securities and Exchange Commission, is set forth in the “Security Ownership of Certain Beneficial Owners” table set forth herein.3

      3 As noted in the “Security Ownership of Certain Beneficial Owners” table, the percentage of voting securities owned by each of the Foundation Trustees does not include any shares of Common Stock owned by the Foundation.

EXECUTIVE COMPENSATION

      The following table sets forth compensation for the years ended December 31, 2002, 2001 and 2000 paid to or accrued for the benefit of the Chief Executive Officer and the other four most highly compensated executive officers of the Company for the year ended December 31, 2002.

SUMMARY COMPENSATION TABLE

		Annual
		Compensation(1)			Long-Term Compensation(5)

							Securities
							Underlying
					Other	Restricted	Options/	LTIP
					Annual	Stock	SARs	Payouts	All Other
Name and Principal Position	Year	Salary	Bonus		Compensation(2)	Awards($)(3)	(Shares)	($)	Compensation(4)

Russell Berrie,	2002	$515,211	$470,104		$29,447	–0–	–0–	–0–	$4,957
Chairman and Chief	2001	540,000	412,125		28,777	–0–	–0–	–0–	5,100
Executive Officer	2000	525,000	489,506	(6)	28,503	–0–	–0–	–0–	132,525
Ricky Chan,	2002	331,346	166,242		4,133	$101,738	2,737	–0–	54,957
Senior Vice President –	2001	318,000	124,729		4,088	84,785	4,904	–0–	55,100
Product Development and	2000	300,000	155,769		4,023	79,996	5,224	–0–	55,100
Executive Vice President of Far East Operations
John Toolan,	2002	295,000	149,319		3,263	99,972	3,550	–0–	4,957
President of North	2001	241,154	99,315		2,729	–0–	4,957	–0–	3,014
American Division*	2000	–0–	–0–		–0–	–0–	–0–	–0–	–0–
Y.B. Lee,	2002	216,300	103,500		–0–	–0–	2,792	–0–	1,555
Senior Vice President –	2001	210,000	78,330		–0–	–0–	4,048	–0–	1,767
Far East and President	2000	191,551	95,776		–0–	–0–	4,169	–0–	1,690
of Far East Operations
Teresa Chan,	2002	216,300	103,500		6,154	–0–	2,792	–0–	27,810
Vice President –	2001	210,000	78,330		6,154	–0–	4,048	–0–	26,813
International Sales	2000	192,500	64,167		6,154	–0–	4,190	–0–	24,563

*	On February 5, 2001, Mr. Toolan began his employment with the Company in the position of Executive Vice President-Marketing and Sales and was appointed to the position of President of North American Division on February 11, 2003.

(1)	All salary and bonus payments are reported for the year in which they are earned.

(2)	While the aggregate of “Other Annual Compensation” received by each named executive officer is lower than the lesser of $50,000 or 10 percent of total annual salary and bonus for such named executive officer, the perquisites and other personal benefits included within the “Other Annual Compensation” which individually exceed 25% of the total perquisites and other personal benefits for each named executive officer include (i) Mr. Berrie’s travel allowance ($20,800) for each of years 2002, 2001 and 2000, (ii) Mr. Chan’s personal use of a Company car (valued at $3,083 for each of years 2002, 2001 and 2000), and payments for life insurance premiums ($1,050) in 2002, (iii) Mr. Toolan’s personal use of a Company car (valued at $3,083 for the year 2002 and $2,594 for the year 2001), and (iv) Ms. Chan’s car allowance ($6,154) for each of years 2002, 2001 and 2000.

(3)	Value is calculated by multiplying the number of shares awarded by the closing price of the Common Stock on the New York Stock Exchange on the date of grant. 12,833 shares of restricted stock were held by 2 of the named executive officers at December 31, 2002, with an aggregate value as of such date of $433,499 (calculated by multiplying the number of shares held by the closing price of the Common Stock on the New York Stock Exchange on December 31, 2002, the last day of the Company’s last completed fiscal year). At December 31, 2002, of the outstanding restricted shares, the value of Mr. Chan’s holdings was $324,491 and the value of Mr. Toolan’s holdings was $109,008. The number of shares of restricted stock awarded in 2002, 2001, and 2000 to (i) Mr. Chan is 2,737, 4,086 and 3,176, respectively; and (ii) Mr. Toolan is 3,227, 0 and 0, respectively. Restricted stock awards for Mr. Chan vest over five years at 20 percent per year provided the recipient remains in the employ of the Company or as otherwise provided under the applicable plan. On January 2, 2002, 3,227 restricted shares were issued to Mr. Toolan pursuant to the terms of an employment agreement between Mr. Toolan and the Company effective February 5, 2001. Under the terms of Mr. Toolan’s employment agreement, the restricted shares vest one-third each year, beginning in the year following the respective stock grant, until fully vested. Dividends are paid on all outstanding restricted stock.

(4)	For all named executive officers except Mr. Lee and Ms. Chan, “All Other Compensation” consists of the Company’s contributions under the 401(k) Plan during 2000, 2001 and 2002. Does not include investment gains or losses under the 401(k) Plan. (See “401(k) Plan” below.) Because the Company contributions to the 40l(k) Plan are not fixed, and because it is impossible to calculate future income, it is not currently possible to calculate an individual participant’s retirement benefits. For Mr. Lee, “All Other Compensation” consists of the Company’s contributions under a Korean national pension plan. For Ms. Chan, “All Other Compensation” consists of the Company’s contributions under a Hong Kong mandatory defined contribution provident fund which is managed by an independent trustee. For Mr. Berrie, “All Other Compensation” also consists of $0 paid in 2002, $0 paid in 2001 and $127,425 paid in 2000 for split dollar life insurance policies on the joint lives of Mr. Berrie and his spouse. The split dollar life insurance policies have been assigned to the Company to secure repayment of the premiums. For Mr. Chan, “All Other Compensation” also consists of $50,000 paid in each of years 2002, 2001 and 2000 for the premium on a life insurance policy for Mr. Chan. (See “Employment Agreements and Arrangements,” below.)

(5)	Effective February 29, 2000, in order to properly reflect the market value of the Company’s Common Stock following the withdrawal of a proposed transaction relating to the acquisition of a significant amount of the outstanding Common Stock of the Company, the Board of Directors of the Company unanimously approved amendments to the Company’s 1999 Stock Option and Restricted Stock Plan, 1999 Stock Plan for Outside Directors, 1999 Stock Option Plan and 1999 Employee Stock Purchase Plan (collectively, the “Plans”). The amendments pertained to options granted under any of the Plans during January 2000 only, and effected the repricing of such grants, including, with respect to the 1999 Stock Option and Restricted Stock Plan and the 1999 Stock Option Plan, an adjustment to both the exercise price relating to such grants and a recalculation of the number of options eligible participants received in 2000. The amendments were adopted at the Company’s 2000 Annual Meeting of Shareholders on May 9, 2000. Mr. Chan, Mr. Lee and Ms. Chan were granted options on January 3, 2000, with an exercise price of $25.1875. Those options were repriced and recalculated as described above. As a result of the repricing and recalculation, Mr. Chan received 5,224 options at an exercise price of $18.375 (instead of 3,811 options at an exercise price of $25.1875), Mr. Lee received 4,169 options at an exercise price of $18.375 (instead of 3,041 options at an exercise price of $25.1875) and Ms. Chan received 4,190 options at an exercise price of $18.375 (instead of 3,057 options at an exercise price of $25.1875).

(6)	Mr. Berrie’s bonus for fiscal year ended December 31, 2000, was reported in error as $509,506 in the Company’s Proxy Statement dated March 16, 2001.

Employment Contracts and Employment Plans and Policies

A. Plans and Policies

40l(k) Plan

      The Company offers eligible employees the opportunity to participate in a retirement plan that is based on employees’ pretax salary deferrals with Company matching contributions pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the “401(k) Plan”). Participating employees may elect to contribute from 1% to 75% (but not in excess of the amount permitted by the Code, i.e., $11,000 in 2002) of their compensation, on a pretax basis, to the 401(k) Plan. Because the 401(k) Plan is a qualified defined contribution plan, if certain highly compensated employees’ contributions exceed the amount prescribed by the Code, such contributions will be reduced or limited. In 2002, contributions of certain highly compensated employees were limited to $9,915. Employees’ contributions are invested in one or more of eight funds (as selected by each participating employee). The Company matches a portion (one-half of any amount up to 6% contributed) of the compensation deferred by each employee. The Company’s matching contribution is fully vested after four years of employment at the rate of 25% per year of employment. Under certain circumstances, the 401(k) Plan permits participants to make withdrawals or receive loans from the 401(k) Plan prior to retirement age.

Deferred Compensation Plan

      Under the Russ Berrie and Company, Inc. Executive Deferred Compensation Plan (the “Plan”), the Company provides eligible employees and directors the opportunity to agree to the deferral of a specified amount of their cash compensation. The obligations of the Company under such agreements (the “Obligations”) are unsecured general obligations of the Company to pay the deferred compensation in the future in accordance with the terms of the Plan. The Obligations are indexed to one or more earnings indexes individually chosen by each participant in the Plan from a list of investment choices. Each participant’s Obligation will be adjusted to reflect the investment experience, whether positive or negative, of the selected earnings indexes, including any appreciation or depreciation. The Obligations are subject to redemption only upon the occurrence of certain events specified in the Plan. The Obligations are not convertible into another security of the Company.

Change in Control Plan

      The Board adopted a Change in Control Severance Plan (the “Change in Control Plan”) effective January 29, 2003.

     Participants

      Participants in the Change in Control Plan are those individuals from time to time designated by the Board or a duly authorized committee of the Board.

     Benefits

      If a Participant’s employment with the Company is terminated by the Company without “Cause” (as defined in the Change in Control Plan) or by the Participant for “Good Reason” (as defined in the Change in Control Plan) (each, a “Qualifying Termination”) during the period commencing six months prior to and ending two years after a Change in Control (defined in the Change in Control Plan generally to mean (A) where any person or group, other than the Company, any of its subsidiaries, Ms. Berrie, Mr. Berrie’s lineal descendants, Mr. Berrie’s Estate, various specified trusts or other entities created by or at the direction of Mr. Berrie, any trust created pursuant to the terms of the instruments governing or creating such trusts or entities, or any fiduciaries thereof, becomes the beneficial owner of 35% or more of the voting power of the Company, (B) as a result of specified events, a defined group of directors ceases to be a majority of the Board, (C) consummation of specified business combinations or sales of assets involving the Company, or (D) approval by the shareholders of a plan of liquidation or dissolution of the Company), such Participant shall be paid the following “Severance Benefit”:

(i) if the Qualifying Termination occurs during the six-month period preceding or the one-year period following the Change in Control (the “First Period”), an amount equal to 150% of the Participant’s “Current Total Annual Compensation” (as defined in the Change in Control Plan); and

(ii) if the Qualifying Termination occurs during the second year after the Change in Control (the “Second Period”), an amount equal to 75% of the Participant’s Current Total Annual Compensation.

Severance Benefits will be paid in one lump-sum payment within 30 business days after a Participant’s employment with the Company terminates or the Change in Control occurs, whichever is later, or at such earlier time as required by applicable law.

      A Participant entitled to receive a Severance Benefit will also receive the following additional benefits:

(a) The Company will cause options to purchase Company stock (“Stock Options”) held by a Participant that are not fully vested and exercisable on the date of the Qualifying Termination to:

(1) if the Qualifying Termination occurs during the First Period, become fully vested and exercisable as of the date of such Qualifying Termination (or, if later, as of the date on which the Change in Control occurred); and

(2) if the Qualifying Termination occurs during the Second Period, become fully vested and exercisable as of the date of such Qualifying Termination as to those Stock Options that would otherwise have vested within one year after the Qualifying Termination.

(b) The Company will cause unvested restricted shares of Company stock (the “Restricted Shares”) held by a Participant on the date of the Qualifying Termination to:

(1) if the Qualifying Termination occurs during the First Period, become fully vested as of the date of such Qualifying Termination (or, if later, as of the date on which the Change in Control occurred) as to those Restricted Shares for which the vesting restrictions would otherwise have lapsed within one year after the Qualifying Termination; and

(2) if the Qualifying Termination occurs during the Second Period, become fully vested as of the date of such Qualifying Termination as to those Restricted Shares for which the vesting restrictions otherwise would have lapsed within six months after the Qualifying Termination.

(c) The Company will for a period of 18 months (in the case of a Qualifying Termination during the First Period or one year (in the case of a Qualifying Termination during the Second Period) following the Qualifying Termination, continue to provide to the Participant (i) use of an automobile or payment of an automobile allowance in an amount sufficient to compensate the Participant to substantially the same extent as if the Company continued to provide the automobile and (ii) medical and other insurance benefits, in each case to the extent and on substantially the same basis as provided immediately prior to the Qualifying Termination.

     Reduction of Payments

      If a Participant’s receipt of any payment and/or non-monetary benefit under the Change in Control Plan (including, without limitation, the accelerated vesting of Stock Options and/or Restricted Shares) (collectively, the “Plan Payments”) would cause him or her to become subject to the excise tax imposed under Section 4999 of the Code (or any interest or penalties incurred by an affected Participant with respect to such excise tax), the Company shall reduce his or her Plan Payments to the extent necessary to avoid the application of such excise tax if (i) the required reduction does not exceed 10% of the aggregate amount of the Plan Payments and (ii) as a result of such reduction, the net benefits to the Participant of the Plan Payments as so reduced (after payment of applicable income taxes) exceeds the net benefit to the Participant of the Plan Payments without such reduction (after payment of applicable income taxes and excise taxes). If a reduction in Plan Payments to a Participant in the amount permitted by clause (i) is insufficient to avoid the application of such excise tax, then such affected Participant shall be entitled to receive an additional “gross-up” payment equal, on an after-tax basis, to the excise tax imposed upon the Plan Payment.

      On terms specified in the Change in Control Plan, the Company reserves the right to contest any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of a gross-up payment, and will control all proceedings taken in connection with any such contest.

     Administration of the Change in Control Plan

      The Change in Control Plan is currently administered by the Compensation Committee.

     Amendment of the Plan

      The Company reserves the right to amend, in whole or in part, any or all of the provisions of the Change in Control Plan by action of the Board at any time; provided, that, no such amendment may reduce the benefits and payments due to any Participant hereunder in the event of a Qualifying Termination.

     Successors

      Any successor or assignee to all or substantially all the business or assets of the Company will be required to perform the Company’s obligations under the Change in Control Plan in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place. Any payment or benefit to which a Participant has become entitled under the Change in Control Plan which remains unpaid at the time of such Participant’s death shall be paid to the estate of such Participant when it becomes due.

     No Duty to Mitigate

      No Participant entitled to receive a Severance Benefit is required to seek other employment or to attempt in any way to reduce any amounts payable to him or her pursuant to the Change in Control Plan. Severance Benefits will not be reduced by any compensation earned by the Participant as a result of employment by another employer or otherwise.

     Rights Under Other Plans, Policies, Practices and Agreements

      The Change in Control Plan supersedes any other change in control severance plans, policies and/or practices of the Company as to the Participants, other than any individual executed agreement or arrangement between a single Participant and the Company in effect on January 1, 2003 or thereafter, which agreement specifically addresses payments or benefits made or provided upon termination of employment or in connection with a Change in Control (an “Additional Agreement”). If a Participant is due benefits or payments under both an Additional Agreement and the Change in Control Plan and/or where the Change in Control Plan and the applicable Additional Agreement have inconsistent or conflicting terms and conditions, the Participant shall receive the greater of the benefits and payments, and the more favorable terms and conditions to him or her, under the Additional Agreement and the Change in Control Plan, determined on an item-by-item basis.

Severance Policy

      The Compensation Committee adopted an amendment (the “Amendment”) to the Company’s general severance policy (which previously allowed for a maximum of six week’s severance pay under specified circumstances), applicable only to employees who are domestic vice presidents or above (collectively, “DVPs”), effective February 11, 2003.

     Benefits

      If a DVP’s employment with the Company is terminated by the Company without “Cause” (as defined in the Change in Control Plan), and not in connection with (i.e., occurring more than 6 months before or more than two years after) a Change in Control of the Company (as defined in the Change in Control Plan), such DVP will be paid “Severance Payments” ranging from a minimum amount equal to 4 months of such DVP’s base salary in effect on the date of termination, exclusive of any bonuses or commissions (“Current Salary”) to a maximum amount equal to 12 months of such DVP’s Current Salary, depending on the period of time that such DVP was employed by the Company at the time of such termination. The time period on which Severance Payments are based (i.e., 4 months of total employment, 6 months of total employment, etc.) shall be the “Severance Period”. Severance Payments will be paid over the course of the relevant Severance Period in accordance with the Company’s regular salary payment schedule (not in a lump sum).

      During the relevant Severance Period, the Company will continue to provide the terminated DVP with medical and other insurance benefits, in each case to the extent and on substantially the same basis (including relevant payroll deductions) as provided immediately prior to the termination. In addition, for a period of 60 days following the DVP’s termination, the Company will continue to provide to the DVP use of an automobile or an equivalent payment therefore.

     Termination of Severance Payments

      If the terminated DVP obtains gainful employment during the Severance Period, Severance Payments will terminate on the date that such new employment commences.

     Release, Non-Compete, Non-Hire and Non-Disparagement

      As a condition to the receipt of any Severance Payments, each terminated DVP will be required to execute the Company’s form of General Release of Claims, Non-Compete, Non-Hire and Non-Disparagement Agreement (the “Release Agreement”).

     Rights Under Other Agreements

      The Amendment supercedes any other agreement between the Company and a DVP that provides for lesser benefits with respect to the type of termination covered thereby in effect on the effective date of the Amendment or thereafter.

B. Employment Agreements and Arrangements

     Mr. Berrie

      Pursuant to Mr. Berrie’s compensation arrangement with the Company, the Company paid the cost of certain split dollar life insurance policies insuring the joint lives of Mr. Berrie and his spouse, Ms. Angelica Berrie, who is a Director and the new Chief Executive Officer of the Company. The policies have been assigned to the Company to secure repayment of the premiums. (See also “Compensation Committee Report – Chief Executive Officer” above for a description of Mr. Berrie’s compensation arrangements with the Company.)

     Mr. Chan

      The Company has an agreement with Ricky Chan, Senior Vice President – Product Development and Executive Vice President of Far East Operations of the Company, under which Mr. Chan will receive the following retirement and life insurance benefits: (i) if Mr. Chan is employed by the Company and reaches the age of 59, he would receive retirement compensation in the amount of $2,750,000 payable to Mr. Chan (or his designated beneficiary) at the rate of $250,000 per year for a period of 11 years, or (ii) if Mr. Chan dies prior to the age of 59 and is employed by the Company at the time of such death, the Company would pay, to Mr. Chan’s designated beneficiary, a lump sum death benefit by means of a life insurance arrangement, in the amount of $1,000,000. The foregoing benefits would be in addition to other benefits to which Mr. Chan is entitled as an employee of the Company. Mr. Chan has also agreed to certain non-disclosure and non-compete arrangements in the event of his termination of employment from the Company.

     Mr. Toolan

      Mr. Toolan’s employment agreement with the Company provides for an annual base salary of $275,000, subject to periodic review. Mr. Toolan’s current annual base salary for 2003 is $309,000. In addition to the payment of his base salary, Mr. Toolan’s employment agreement provides that he is eligible to participate in the Company’s annual bonus programs, including (x) the Executive Incentive Program (“EIP”), which entitles participants to an amount of up to 50% of their base salary in the event that the Company achieves specified operating profit levels, and (y) the Additional Bonus, also based on the Company’s achievement of specified budgeted operating profit levels. With respect to each of the bonus payments described above, Mr. Toolan must be an active employee at the time of the payment.

      At the commencement of Mr. Toolan’s employment, he was awarded stock options equal to 40% of his base salary. Beginning in the 2002 calendar year, Mr. Toolan became eligible to participate in the Company’s 1999 Stock Option and Restricted Stock Plan (the “1999 Plan”) and will receive annually, if eligible, stock options equal to 40% of his then-current base salary. In 2002, Mr. Toolan received 3,550 stock options under the 1999 Plan. Mr. Toolan is also eligible to receive 10,000 stock options for each year in which the Company achieves certain domestic operating profit. During 2002, the Company achieved the required level of operating profit and Mr. Toolan was granted 10,000 stock options. Mr. Toolan shall also receive under the 1999 Plan or other relevant successor plan, restricted stock with a fair market value equal to $100,000 on the date of the grant in each of five consecutive years beginning in year 2002. In 2002, Mr. Toolan was issued 3,227 shares of restricted stock. Such restricted stock shall vest one-third each year, beginning in the year following the respective stock grant, until fully vested. With respect to the option and stock grants described above, Mr. Toolan must be an active employee at the time of the grant.

      Mr. Toolan’s employment agreement also entitles him to participate generally in all pension, retirement, savings, welfare and other employee benefit plans and arrangements provided to other executive officers of the Company. If Mr. Toolan’s employment is terminated for a reason other than cause or voluntary resignation, Mr. Toolan will receive six month’s severance pay at Mr. Toolan’s then current salary rate, unless superceded by the Amendment to the Company’s severance policy. See “Employment Contracts and Employment Plans and Policies” above. Mr. Toolan has also agreed to certain non-compete arrangements in the event of his termination of employment from the Company.

2002 OPTION GRANTS

      The following table sets forth the options granted to the officers named in the Summary Compensation Table of the Company during the year ended December 31, 2002.

	Individual Grants				Potential Realizable
					Value at Assumed
	Number of	Percent of			Annual Rates of
	Securities	Total Options			Stock Price
	Underlying	Granted			Appreciation for 10
	Options	to Employees	Exercise or		Year Option Term
	Granted	in Fiscal	Base Price	Expiration
Name	(#)(1)	Year	($/Share)	Date	5%($)	10%($)

Russell Berrie	–0–	–0–	–0–	–0–	–0–	–0–
Ricky Chan	3,284	1.95	$30.98	1/2/12	$63,982	$162,144
John Toolan	3,550	2.11	30.98	1/2/12	69,165	175,278
Y.B. Lee	2,792	1.66	30.98	1/2/12	54,397	137,852
Teresa Chan	2,792	1.66	30.98	1/2/12	54,397	137,852

(1)	All referenced options vest and become exercisable one year from the date of grant. In any 12-month period, an option holder may exercise no more than the number of options received in the most recent grant plus one-third of the option holder’s remaining exercisable options.

AGGREGATED OPTION EXERCISES IN 2002 AND

YEAR-END OPTION VALUES

      The following table sets forth option exercises during 2002 and year-end option values for the officers named in the Summary Compensation Table of the Company based upon the closing price of the Common Stock of the Company on the New York Stock Exchange on December 31, 2002 ($33.78).

			Number of Securities	Value of Unexercised
			Underlying Unexercised	In-The-Money
			Options	Options
	Shares Acquired	Value	At Fiscal Year-End(#)	At Fiscal Year-End($)
Name	on Exercise(#)	Realized($)	Exercisable/Unexercisable	Exercisable/Unexercisable(1)

Russell Berrie	–0–	–0–	–0–	–0–
Ricky Chan	4,904	$50,131	6,652/3,284	$59,280/$9,195
John Toolan	–0–	–0–	4,957/3,550	$57,452/$9,940
Y.B. Lee	–0–	–0–	11,909/2,792	$136,228/$7,818
Theresa Chan	–0–	–0–	9,910/2,792	$117,658/$7,818

(1)	Value is calculated by determining the difference between the price of the Common Stock underlying the options on the New York Stock Exchange at December 31, 2002 and the exercise or base price of the options on such date.

CERTAIN TRANSACTIONS

      The warehouse, office and distribution facilities set forth below are leased to the Company as follows: (1) the Petaluma, California facility is leased to the Company by the personal representatives1 of the Estate of Mr. Russell Berrie on its behalf on the same terms as had been leased by Mr. Berrie, Chairman and Chief Executive Officer of the Company, until his death on December 25, 2002; title to such property will pass to The Russell Berrie 2002A Trust2; beneficiaries of such trust include Angelica Berrie and The Russell Berrie Foundation, a New Jersey Nonprofit Corporation (the “Foundation”), (2) the South Brunswick, New Jersey facility is leased to the Company by the Executors3 on behalf of the Estate on the same terms as had been leased by Mr. Berrie; Angelica Berrie holds the sole beneficial interest in these premises, (3) the Oakland, New Jersey facility is leased to the Company by a partnership directly or indirectly owned by the Executors on behalf of the Estate, Murray Berrie, the brother of the late Mr. Russell Berrie, trusts for the benefit of Mr. Russell Berrie’s children, Leslie Berrie, Scott Berrie and Brett Berrie, and a trust for the benefit of various other relatives of Mr. Russell Berrie. Beneficiaries of the Estate include, among others, Angelica Berrie, and the Foundation; and (4) the Hounsdown, United Kingdom facility is leased to the Company’s wholly-owned subsidiary, Russ Berrie (U.K.) Limited, by Hounsdown, Inc., a New Jersey corporation. Angelica Berrie is the beneficial owner of Hounsdown, Inc. as distributee under The Russell Berrie 2002A Trust, subject to administration by the Executors of the Estate and by the trustees of said trust. The Company believes that the terms of those leases are no less favorable to the Company than could have been obtained from an unaffiliated

[1]	Angelica Berrie, Myron Rosner and Ilan Kaufthal are the personal representatives of the Estate applying for appointment in California to represent the Estate.

[2]	The trustees of such trust are Angelica Berrie, Myron Rosner, Ilan Kaufthal, Raphael Benaroya, Josh Weston, and Norman Seiden.

[3]	The executors of the Estate are Angelica Berrie, Myron Rosner, and Ilan Kaufthal.

third party. The Company is also a guarantor under mortgage loan payments on the facilities in South Brunswick and Oakland, New Jersey. The aggregate amount outstanding on the loans as of December 31, 2002 was $7,290,000. The Company also has guaranteed the lease obligations for the Hounsdown, United Kingdom facility. The table below lists such facilities, the current rentals and the lease expiration dates.

	Annual
Facility	Rental[4]	Lease Expiration[5]

Petaluma, California	$937,000	June 30, 2004
Oakland, New Jersey	439,285	March 31, 2004
South Brunswick, New Jersey	2,478,522	May 31, 2004
Hounsdown, United Kingdom	1,675,698 [6]	April 1, 2022

Total	$5,530,505

[4]	Reflects base rental obligations. Does not include payments for real estate taxes and certain other items applicable to the premises.

[5]	The leases provide for the following renewal options: (i) the Petaluma lease has a 10 year renewal option, which must be exercised by notice no later than August 1, 2003; (ii) there is no option for renewal under the terms of the Oakland or Hounsdown leases; and (iii) the South Brunswick lease has a 5 year renewal option, which must be exercised by notice no later than May 31, 2003. As of the date hereof, the Company has not exercised any of the renewal options.

[6]	Represents rental of 1,041,000 pounds sterling converted at the December 31, 2002 exchange rate of $1.6097 = £1. The lease which commenced in April 2002, is for a term of twenty years, with rent reviews at the end of every fifth year of the lease, adjusted to an open market rental value.

      The Company paid $283,100 during 2002 to Wilentz, Goldman & Spitzer, P.A. (“Wilentz”), a law firm that provides legal services to the Company. Mr. Rosner, who is deemed to beneficially own more than five percent of the Company’s Common Stock, is a shareholder and director of Wilentz. See footnote (2) to “Security Ownership of Certain Beneficial Owners,” above.

      In 2002, the Company paid a total of $136,552, including expenses, to Mr. Wallace Berrie, d/b/a/ Wallace Berrie and Company, to act as a consultant to the Company. Mr. Wallace Berrie continues to act as a consultant to the Company and receives a consulting fee of $10,000 per month, plus reimbursement of expenses. Mr. Wallace Berrie is the brother of the late Mr. Russell Berrie.

      Angelica Berrie, the spouse of the late Mr. Berrie, was employed by the Company in 2002 as Vice President-Strategic Planning and received aggregate compensation from the Company in the amount of $154,831 that year. See also the “Compensation Committee Report–Chief Executive Officer” herein for a discussion of Ms. Berrie’s salary in 2003 as Chief Executive Officer.

      Brett Berrie, the son of the late Mr. Berrie and the step-son of Angelica Berrie, is employed by the Company as a Regional Account Executive, and received aggregate compensation from the Company in the amount of $83,574 in 2002.

      Gregorio Urra, the brother of Angelica Berrie and the brother-in-law of the late Mr. Berrie, is employed by Tri-Russ International (Hong Kong) Limited, a wholly owned subsidiary of the Company, as a Director of Product Development, and received aggregate compensation from the Company in the amount of $104,224 in 2002.

      Juan Lorenzo Urra, the brother of Angelica Berrie and the brother-in-law of the late Mr. Berrie, is employed by Tri-Russ International (Hong Kong) Limited, a wholly owned subsidiary of the Company, as a Sales Manager, and received aggregate compensation from the Company in the amount of $73,857 in 2002.

      The Company paid $90,082 during 2002 to Automatic Data Processing, Inc. (“ADP”), a computerized transaction processing, data communication and information services company that provides payroll services to the Company. Mr. Weston, a member of the Company’s Board of Directors and Acting Chairman of the Company, is Honorary Chairman of ADP.

      The Company entered into an agreement dated September 21, 2000 with Charles Klatskin Company, Inc. to provide real estate brokerage services with respect to certain potential real estate transactions. The agreement provides that, unless otherwise agreed in writing, Charles Klatskin Company, Inc. will receive compensation only from the landlord or seller of the real estate transaction. Mr. Charles Klatskin, a member of the Company’s Board of Directors, is Chairman and President of Charles Klatskin Company, Inc.

      From time to time, the Company consults with or engages Bear, Stearns & Co. Inc. to provide financial consulting services, including advice relating to potential acquisitions. In 2002, no compensation was paid to Bear, Stearns & Co. Inc. for such services. Since 2001, the Company has retained Bear Stearns Asset Management, Inc. (an affiliate of Bear, Stearns & Co. Inc.) as one of its investment fund managers. Bear Stearns Asset Management, Inc. manages approximately $51,000,000 of cash balances for the Company. Mr. Kaufthal, a member of the Company’s Board of Directors, is Vice Chairman-Investment Banking of Bear, Stearns & Co. Inc.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s officers and directors, and persons who own beneficially more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than ten percent shareholders are required to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the fiscal year ended December 31, 2002, all filing requirements applicable to its officers, directors and greater than ten percent shareholders were complied with on a timely basis except that (i) Benjamin Sottile, a member of the Company’s Board of Directors, filed a late report on Form 4 with respect to one transaction on July 31, 2002 for the exercise of 6,764 stock options; (ii) Susan Strunck, Vice President–Corporate Affairs, filed a late report on Form 4 with respect to one transaction on January 9, 2002 for the exercise of 2,465 stock options; and (iii) Myron Rosner, a beneficial owner of more than ten percent of the Company’s shares, filed a late report on Form 4 with respect to the following three transactions: (a) on April 19, 2002, The Russell Berrie 1999 Trust (of which Mr. Rosner was a co-trustee) transferred 898,348 shares to The Russell Berrie 2002 Trust (of which Mr. Rosner was a co-trustee), (b) on May 20, 2002, The Leslie Berrie 1993 Trust (of which Mr. Rosner was a co-trustee) disposed of 6,000 shares, and (c) on May 21, 2002, The Leslie Berrie 1993 Trust (of which Mr. Rosner was a co-trustee) disposed of 600 shares.

APPROVAL OF THE 2004 STOCK OPTION, RESTRICTED

AND NON-RESTRICTED STOCK PLAN

      The Board adopted the Russ Berrie and Company, Inc. 2004 Stock Option, Restricted and Non-Restricted Stock Plan (the “2004 Plan”) on March 1, 2003, subject to approval by holders of a majority of the shares of Common Stock voting at the meeting. See “Voting Procedures.” Because no awards may be granted under any of the Company’s 1999 Stock Option and Restricted Stock Plan, 1999 Stock Option Plan or 1999 Director’s Plan after December 31, 2003, the 2004 Plan, if approved by the Company’s stockholders, will become effective on January 1, 2004. The following summarizes the principal terms of the 2004 Plan. Because it is not a complete description of all of the terms and conditions of the 2004 Plan, the summary is qualified in its entirety by the full text of the 2004 Plan (attached to this Proxy Statement as Appendix A). The closing price of a share of Common Stock on the New York Stock Exchange on March 7, 2003 was $31.21.

A. Description of 2004 Plan

Awards

      The 2004 Plan provides for awards of options to purchase Common Stock of the Company (including options designated as incentive stock options under Section 422 of the Code (“Incentive Stock Options”), and options not so designated), restricted stock (Common Stock of the Company subject to vesting or other requirements) and non-restricted stock (Common Stock of the Company not subject to vesting or other requirements) to the participants described below. All awards under the 2004 Plan shall be subject to execution of an agreement evidencing the terms of such award between the Company and the relevant participant.

Reserved Shares

      A total of 2,750,000 shares of Common Stock have been reserved for grants of options and awards of Common Stock under the 2004 Plan.

Participants

      Participants are officers (including directors) and key employees of the Company or any of its subsidiaries selected by the committee designated to administer the 2004 Plan (the “Plan Committee”), who have attained specified compensation levels, as well as any other employee of the Company or its subsidiaries designated by the Plan Committee. The Plan Committee can waive the compensation requirement. Currently, assuming no waivers of eligibility requirements, approximately 195 employees would be eligible to participate in the 2004 Plan. Participants also include outside directors (directors who are not employees), with respect to awards of stock options only. Currently, 9 directors would be eligible to participate in the 2004 Plan. Incentive Stock Options may not be awarded to Participants who are not employees of the Company.

Administration of the Plan

      The Plan Committee shall be the Compensation Committee, except regarding awards to outside directors, with respect to whom the Board shall act as the Plan Committee. The Plan Committee, subject to the limitations set forth in the 2004 Plan, shall have absolute discretion and authority to: (i) grant awards of options, restricted stock and/or non-restricted stock thereunder; (ii) determine when and to whom such awards will be granted; (iii) determine the form, amount and other terms and conditions of each such award; (iv) determine whether, to what extent and under what circumstances such awards may be settled, paid or exercised in cash, Common Stock or other awards or other property, or canceled, forfeited or suspended; (v) interpret the 2004 Plan and any agreement made under the 2004 Plan; (vi) establish, amend, waive and rescind any rules and regulations relating to the administration of the 2004 Plan; (vii) determine the terms and provisions of any agreement evidencing an award under the 2004 Plan (not inconsistent with the 2004 Plan); and (viii) make all other determinations necessary or advisable for the administration of the 2004 Plan.

Grant Date

      The grant date shall mean the date on which any award of options, restricted stock or non-restricted stock is deemed to have been made to any Participant.

Limitations on Grants

      Grants under the 2004 Plan can be made to any Participant at the discretion of the Plan Committee at any time. All option grants are subject to a 100,000 shares per Participant per plan year limit. In the case of Incentive Stock Options, the aggregate fair market value (as of the date of grant) of all shares of Common Stock underlying any grant of Incentive Stock Options, however made, that become exercisable by a Participant during any calendar year shall not exceed $100,000 (options with respect to any excess amount shall not be treated as Incentive Stock Options).

Vesting and Term

      Options and restricted stock generally vest ratably over five years (20% per year) from the date of grant, unless the vesting schedule is modified by the Plan Committee in its sole discretion. In general, options will remain exercisable for ten years from the date of grant (or five years in the case of an Incentive Stock Option granted to a Ten Percent Stockholder (as defined in the 2004 Plan)).

Acceleration of Vesting/Exercise Period

      With respect to awards of options (other than awards to outside directors, which is discussed below), upon retirement (as defined in the Company’s 401(k) plan), Disability (as defined in the 2004 Plan) or death (either while employed or within the year after retirement), all unexercised options vest, and may be exercised for up to one year (unless provided otherwise in an option agreement evidencing the award) or the term of the unexpired option, if earlier; unless otherwise provided in an option agreement or the Company’s Change in Control Plan, (i) if a Participant’s employment is terminated for reasons other than Cause (as defined in the 2004 Plan), vested unexercised options may be exercised within 30 days of termination, or the term of the unexpired option, if earlier, and (ii) if a Participant’s employment is terminated for any other reason, all options are cancelled as of the termination date.

      With respect to awards of options to outside directors, in the event of the death or Disability (as defined in the 2004 Plan) of a Participant while serving as a member of the Board, all unexercised options vest, and may be exercised for up to one year (unless provided otherwise in an agreement evidencing the award) or the term of the unexpired option, if earlier; if a Participant ceases to serve as a member of the Board for any other reason, vested options shall be exercisable for a period of 30 days following termination (unless otherwise provided in an agreement evidencing the award).

      With respect to awards of restricted stock, unless otherwise provided in an agreement governing the award or the Company’s Change in Control Plan, all non-vested restricted stock is forfeited (at the time of termination) if the Participant has not remained in the continuous employment of the Company for the period during which the restrictions are applicable, generally five years from the date of grant, except in the event of retirement, Disability (as defined in the 2004 Plan) or death, in which case all restrictions lapse as of the date of the relevant event.

Exercise Price

      The per share exercise price of any option granted under the 2004 Plan shall be equal to the closing sales price of a share of Common Stock on the date of grant on the New York Stock Exchange, or such other national securities exchange as the Common Stock may then be traded, or if no sales of Common Stock shall have occurred on that date on any such exchange, on the first preceding date on which a sale of Common Stock so occurred. If the Common Stock is not then listed on any such exchange, but is quoted on Nasdaq or any similar over-the-counter market system then in use (“Nasdaq”), then the per share exercise price of any option granted under the 2004 Plan shall be equal to the closing sales price of a share of Common Stock on Nasdaq on the date of grant, or if no sale of Common Stock shall have occurred on that date on Nasdaq, then the average of the bid and asked prices for a share of Common Stock on Nasdaq at the end of such day. Notwithstanding the foregoing, the per share exercise price of any Incentive Stock Option granted to a Ten Percent Stockholder shall be 110% of the amount determined above.

Exercise of Vested Options

      The Plan Committee can impose exercise limitations in its sole discretion. The vesting schedule pertaining to options may be accelerated by, and the limitations on any option exercises may be adjusted by, the Plan Committee in its sole discretion.

Adjustments

      In the event of any change in the outstanding Common Stock as a result of a dissolution or liquidation of the Company, sale of all or substantially all of the assets of the Company, merger or consolidation of the Company with or into any other corporation if the Company is the surviving corporation, statutory share exchange involving capital stock of the Company, reorganization, recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split, stock combination, rights offering, spin-off or other relevant change, the Plan Committee may adjust the aggregate number of shares of Common Stock available for awards under the 2004 Plan, the exercise price of any options granted under the 2004 Plan, and any or all other matters deemed appropriate by the Plan Committee, including, without limitation, accelerating the vesting and/or exercise period pertaining to any award thereunder.

      In connection with a Business Combination (as defined in the 2004 Plan), the Plan Committee, in its sole discretion, may provide for (i) the continuation of the 2004 Plan and/or the assumption of the awards granted thereunder by a successor corporation (or a parent or subsidiary thereof), (ii) the substitution for such awards of new awards covering the stock of a successor corporation (or a parent or subsidiary thereof), with appropriate adjustments as to the number and kind of shares and exercise prices, (iii) upon 10 days’ advance notice from the Plan Committee to the affected Participants, the acceleration of the vesting and/or exercise period pertaining to any award under the 2004 Plan or (iv) upon 10 days’ advance notice from the Plan Committee to the affected Participants, (x) the cancellation of any outstanding awards that are then exercisable and the payment to the holders thereof, in cash or stock, or any combination thereof, of the value of such awards based upon the price per share of stock received or to be received by other shareholders of the Company in connection with the Business Combination, and (y) the cancellation of any awards that are not then exercisable.

Transferability

      Options are not transferable other than by will or under the laws of descent and distribution, provided, however, that Participants are permitted to transfer options other than Incentive Stock Options to their spouses, children, parents, mothers and fathers-in-law, brothers and sisters-in-law, sons and daughters-in-law, anyone (other than employees) living in the Participant’s home, family trusts and partnerships and any organization exempt under Section 501(c) of the Code. Shares of restricted stock are non-transferable until vested.

Rights of Holders of Restricted Stock

      A holder of restricted stock has all rights of a shareholder with respect to such stock, including the right to receive dividends thereon.

Amendment, Termination and Duration of the Plan

      The Plan Committee may at any time amend or terminate the 2004 Plan. Amendments of the Plan are subject to the approval of the shareholders of the Company as required by applicable law, regulation or stock exchange requirement. The 2004 Plan shall remain in effect until all stock subject to it is distributed or all awards have expired or lapsed, whichever is latest to occur, or the 2004 Plan is earlier terminated by the Plan Committee. No awards may be granted under the 2004 Plan more than five years after its effective date.

Indemnification

      The Plan contains an indemnification provision for Plan Committee members.

B. Federal Income Tax Consequences of the 2004 Plan

      The following is a summary of the current Federal income tax rules relating to the award of restricted and non-restricted stock and the grant and exercise of stock options under the 2004 Plan.

Restricted Stock

      The award of restricted stock is not taxable to the recipient at the time of grant. The recipient will recognize ordinary income when the shares cease to be subject to forfeiture in an amount equal to the value of the stock at that time less the amount, if any, paid for such shares. Alternatively, the recipient can elect under Section 83(b) of the Code within 30 days of the time the restricted stock is transferred to him to include the fair market value of the stock less the amount, if any, paid for such shares, in his income for the year in which he received the stock. If the recipient makes this election, any future appreciation (or depreciation) in the stock will be taxed at capital gains rates. However, if the stock is later forfeited, the holder will not be entitled to any deduction with respect to the amount he or she earlier included as ordinary income. The Company will be entitled to a tax deduction in the year in which the holder recognizes ordinary income with respect to the restricted stock in an amount equal to the income recognized by the holder. Any dividends received by the holder prior to the date he or she recognizes income as described above are taxable as compensation when received.

Non-Restricted Stock

      The recipient of a grant of non-restricted stock will recognize ordinary income in an amount equal to the value of the stock at the time of grant less the amount, if any, paid for such shares, and the Company will be entitled to a corresponding tax deduction.

Options Other than Incentive Stock Options (“NQSOs”)

      The grant of NQSOs under the 2004 Plan is not taxable to the grantee at the time of grant. Upon exercise of a NQSO under the 2004 Plan, the grantee generally will recognize ordinary income equal to the excess of (a) the fair market value of the Common Stock purchased, determined on the date of exercise, over (b) the exercise price.

      The Company will be required to withhold tax on the income recognized by the grantee and will be entitled to an income tax deduction at the same time and in the same amount the grantee recognizes in income.

      Upon the sale, exchange or other disposition of shares so acquired, the grantee will have short-term or long-term capital gain or loss equal to the difference between the amount realized and his or her basis of the shares. A grantee’s basis in the shares of Common Stock generally will be equal to their fair market value on the date of exercise. The holding period for capital gains treatment will begin on the day after the tax basis of the shares is determined.

Incentive Stock Options

      The recipient of an Incentive Stock Option recognizes no income at the time of grant or exercise of such option, except that, on exercise, appreciation over the exercise price will be subject to alternative minimum tax. Upon a sale or other disposition of the stock received on exercise, any amount realized in excess of the exercise price will be taxed to the optionee as long-term capital gain, provided that the disposition occurs after the later of (1) one year from the date of transfer of the stock or (2) two years from the grant date of the option. If the shares received on exercise are disposed of before the above holding period requirements are met, the option will be treated as a NQSO and taxed with respect to the recipient and the Company as described above. The Company will not be entitled to a tax deduction at any time with respect to an Incentive Stock Option.

C. Interest of Certain Persons in the 2004 Plan

      Shareholders should recognize that Directors and executive officers will personally benefit from the adoption of the 2004 Plan and the securities granted thereunder and, therefore, such Directors’ and executive officers’ interests may conflict with the interest of the shareholders. Nevertheless, the Board of Directors believes that, in addition to assisting the Company in being able to attract and retain the services of high quality individuals as directors, executive officers and other key employees of the Company, the adoption of such a plan and the grant of securities thereunder would provide an incentive to such persons to acquire a proprietary interest in the Company and to associate more closely, as shareholders, the interests of such persons and the shareholders.

      The Board of Directors recommends a vote FOR approval, and proxies not marked to the contrary will be so voted.

APPROVAL OF THE 2004 EMPLOYEE STOCK PURCHASE PLAN

      The Board adopted the Russ Berrie and Company, Inc. 2004 Employee Stock Purchase Plan (the “2004 Stock Purchase Plan”) on March 1, 2003, subject to approval by holders of a majority of the shares of Common Stock voting at the meeting. See “Voting Procedures.” The 2004 Stock Purchase Plan is intended to become effective on January 1, 2004, immediately after the Company’s 1999 Employee Stock Purchase Plan terminates by its terms on December 31, 2003. The purpose of the 2004 Stock Purchase Plan is to provide the Company’s employees the opportunity, through regular payroll deductions, to acquire Common Stock at a discount from market price, and thereby offer employees a share in the growth of the Company. The following summarizes the principal terms of the 2004 Stock Purchase Plan. Because it is not a complete description of all of the terms and conditions of the 2004 Stock Purchase Plan, the summary is qualified in its entirety by the full text of the 2004 Stock Purchase Plan (attached to this Proxy Statement as Appendix B).

A. Description of the 2004 Stock Purchase Plan

      The 2004 Stock Purchase Plan provides for the grant of stock options to full-time employees of the Company and designated subsidiaries whose compensation (as defined in the 2004 Stock Purchase Plan) is expected to be less than the amount to be determined for each plan year by the committee administering the 2004 Stock Purchase Plan (the “Committee”) (or such other amount as the Board may, from time to time, determine). Notwithstanding the foregoing, any employee who, immediately after an option is granted, owns (within the meaning of Section 424(d) of the Code) Common Stock possessing five percent or more of the total combined voting power or value of all classes of Common Stock of the Company or of any subsidiary of the Company, may not participate in the 2004 Stock Purchase Plan. Currently, approximately 1,280 persons would be eligible to participate in the 2004 Stock Purchase Plan, based upon the compensation level for 2003 of less than $70,750 set by the Committee. The Committee shall be the Compensation Committee. The Committee shall have the authority to interpret the 2004 Stock Purchase Plan, and to adopt, amend and rescind rules and regulations relating to such Plan, and to make all other determinations and take all other actions necessary or advisable for the implementation and administration thereof. The 2004 Stock Purchase Plan contains an indemnification provision for Committee members. No director or executive officer will participate in the 2004 Stock Purchase Plan.

      A total of 150,000 shares of Common Stock have been reserved for issuance for grants of options under the 2004 Stock Purchase Plan. As of the first trading day of each plan year beginning on or after January 1, 2004, each eligible employee will be granted an option to purchase the number of full shares of Common Stock which may be purchased with the amount credited to his or her account as described below. In each plan year, an eligible employee may elect to participate in the 2004 Stock Purchase Plan by filing a payroll deduction authorization form for up to 10% (in whole percentages) of his or her compensation (as defined in the 2004 Stock Purchase Plan). The funds are held for an employee and are used to exercise his or her option on the last trading day of the plan year, if notification is given to the Committee that the employee elects to exercise his or her option not later than the date set by the Committee. If an employee does not elect to exercise his or her option, the total amount credited to his or her account during that plan year, with interest, is returned to such employee, and his or her option expires. No employee shall have a right to purchase Common Stock under the 2004 Stock Purchase Plan which has an aggregate fair market value in excess of $25,000 in any plan year. An employee may withdraw from the 2004 Stock Purchase Plan at any time, at which time payroll deductions will cease, the total amount credited to his or her account, with interest, will be either returned to such employee and the option granted to such employee for such year will terminate, or such amount will be used at the end of the year to purchase the number of full shares of Common Stock which may be purchased with the amount credited to his or her account.

      The exercise price of options granted on the first trading day of each year will be the lesser of 85% of the closing sales price of the Common Stock on (i) the first trading day of such plan year or (ii) the last trading day of such plan year, in each case on the New York Stock Exchange or such other national securities exchange as the Common Stock may then be traded, or if no sale shall have occurred on either such date on any such exchange, on the first preceding date on which a sale of Common Stock so occurred. If the Common Stock is not then listed on any such exchange, but is quoted on Nasdaq or any similar over-the-counter market system then in use (“Nasdaq”), then the option price shall be equal to the lesser of 85% of the closing sales price of a share of Common Stock on Nasdaq on (i) the first trading day of such plan year of Nasdaq or (ii) the last trading day of such plan year of Nasdaq, or if no sale of Common Stock shall have occurred on either such date on Nasdaq, then the average of the bid and asked prices for a share of Common Stock on Nasdaq at the end of such day. Options are not transferable other than by will or under the laws of descent and distribution. All unexercised options shall expire upon termination of employment other than by reason of retirement (as defined in the Company’s 401(k) Plan). There will be no payroll deductions after the effective date of such retirement. In the event of expiration, the total amount credited to the employee’s account, with interest, will be returned to him or her or to such employee’s estate.

      The 2004 Stock Purchase Plan may be amended at any time and from time to time by the Committee. In the event of an increase or decrease in the number of outstanding shares of Common Stock resulting from certain events, the Committee may adjust the number of shares available for issuance under the 2004 Stock Purchase Plan, adjust the exercise price for options granted under the 2004 Stock Purchase Plan or take such other steps as it deems appropriate. Unless terminated sooner as provided therein, the 2004 Stock Purchase Plan will terminate on December 31, 2008.

B. Federal Income Tax Consequences of the 2004 Stock Purchase Plan

      The 2004 Stock Purchase Plan is intended to qualify as an “employee stock purchase plan” under Section 423(b) of the Code.

      There are no Federal income tax consequences to an employee upon the grant or exercise of an option under the 2004 Stock Purchase Plan. If a participating employee disposes of the shares issued pursuant to the exercise of an option under the 2004 Stock Purchase Plan more than two years after the date the option was granted and more than one year after such shares were transferred to him or her, or if he or she dies (at any time, regardless of the holding period), the Federal income tax consequences of a disposition of those shares will be as follows:

(a) The employee will recognize ordinary income for the taxable year of the disposition or death, in an amount equal to the amount by which the exercise price is exceeded by the lesser of the fair market value of the share at the time (i) of disposition or death, or (ii) the option was granted (calculated as if the option were exercised on such date).

(b) If the amount realized (in the case of a disposition other than by reason of death) exceeds the sum of (i) the exercise price, and (ii) the amount of ordinary income, if any, included in income upon a disposition of the shares as described in the preceding subparagraph, such excess will be taxed at long-term capital gain rates. If the amount realized is less than the price paid for the shares, the excess of the price paid over the amount realized will be treated as a long-term capital loss.

(c) The Company will not be entitled to a deduction for Federal income tax purposes.

      If a participating employee disposes of the shares within two years after the date the option was granted or within one year after the date the shares were transferred to him or her (a “Disqualifying Disposition”), the Federal income tax consequences of the Disqualifying Disposition will be as follows:

(a) The employee will recognize ordinary income in the taxable year of the Disqualifying Disposition in an amount equal to the lesser of (i) the excess of the fair market value of the shares, on the date they were transferred to him or her pursuant to the exercise of his or her option over the price paid for the shares, or (ii) the gain realized by him or her on such Disqualifying Disposition. This ordinary income will also constitute “wages” subject to the withholding of Federal income tax and the Company will be required to make whatever arrangements are necessary to insure that the amount of tax required to be withheld is available for payment. Any further gain or loss recognized on such a Disqualifying Disposition will be taxed as a short-term or long-term capital gain, depending on the holding period of the shares.

(b) The Company will be entitled to a Federal income tax deduction corresponding to the amount of the ordinary income recognized by the employee by reason of the Disqualifying Disposition.

      The Board of Directors recommends a vote FOR approval, and proxies not marked to the contrary will be so voted.

NEW PLAN BENEFITS

      The following table sets forth the benefits or amounts which specified individuals and groups would have received or been allocated if the 2004 Plan and the 2004 Stock Purchase Plan had been in effect for the year ended December 31, 2002. The information set forth below is based solely upon the assumption that (i) the Compensation Committee used the same criteria to issue awards under the 2004 Plan, had such plan been in effect for the year ended December 31, 2002, as used by the committee administering the Company’s 1999 Stock Option and Restricted Stock Plan, 1999 Stock Option Plan and 1999 Directors Plan to issue awards thereunder for such year, and issued awards identical in kind and amount, and (ii) eligible employees under the 2004 Stock Purchase Plan chose to participate in such plan, had it been in effect for the year ended December 31, 2002, to the same extent as eligible employees chose to participate under the 1999 Employee Stock Purchase Plan for the year ended December 31, 2002.(1)

1	Note, however, that because the Compensation Committee has the discretion to determine when, to which eligible employees, officers and/or directors, and in what amounts, if any, awards of options, restricted and/or non-restricted stock will be made under the 2004 Plan, the benefits or amounts to be distributed or allocated to any eligible participant (or groups of or all participants) over the life of the 2004 Plan is not determinable. In addition, because the purchase of shares of Common Stock by eligible employees under the 2004 Stock Purchase Plan is discretionary (and the 18-month employment requirement under the 1999 Employee Stock Purchase Plan is not applicable under the 2004 Stock Purchase Plan), the amount distributable to any employee (or groups of or all employees) over the life of the 2004 Stock Purchase Plan is not determinable.

	2004 Stock Option,
	Restricted and
	Non-Restricted		2004 Employee Stock
	Stock Plan		Purchase Plan

	Dollar	Number of	Dollar	Number of
Name and Position	Value(1)	Units(2)	Value(3)	Units

Russell Berrie,	N/A		N/A
Chairman and Chief Executive Officer
Ricky Chan,	$86,177	6,021	N/A
Senior Vice President – Product Development and Executive Vice President of Far East Operations
John Toolan,	101,532	6,777	N/A
President of North American Division
Y.B. Lee,	642	2,792	N/A
Senior Vice President – Far East and President of Far East Operations
Teresa Chan,	642	2,792	N/A
Vice President – International Sales
All Executive Officers as a Group	188,993	18,382	N/A
Non-Executive Directors	5,520	24,000	N/A
Non-Executive Employees	27,983	121,665	$82,014	11,013

(1)	Dollar values for options are based upon the difference between the closing price of a share of Common Stock on the New York Stock Exchange on March 7, 2003 and an exercise price of $30.98, assuming a grant date of January 2, 2002. (Note, however, that under the 2004 Plan, option grants generally vest ratably over a five year period, and the time at which an optionee may choose to exercise his or her options, if ever, cannot be determined. The dollar values herein do not account for such vesting schedule and are based on the assumption that no portion of the option grants have been exercised.) Dollar values for restricted stock awards are based upon the closing price of the Common Stock on the New York Stock Exchange on March 7, 2003. (Note, however, that all restricted stock awards are subject to forfeiture as set forth in the description of the 2004 Plan. The dollar values herein do not account for such forfeiture provisions and are based on the assumption that no portion of the restricted stock granted has been sold.)

(2)	Includes 2002 grants of restricted stock as follows: 2,737 for Mr. Chan and 3,227 for Mr. Toolan; all other grants are of options.

(3)	Dollar values are based on the difference between the closing price of a share of Common Stock on the New York Stock Exchange on December 31, 2002 (the assumed exercise date under the 2004 Stock Purchase Plan for purposes of this table) and an exercise price of 85% of $30.98 (the relevant exercise price assuming a grant date of January 2, 2002).

EQUITY COMPENSATION PLAN INFORMATION

      The following table sets forth information, as of December 31, 2002, regarding compensation plans (including individual compensation arrangements) under which equity securities of the Company are authorized for issuance.

			Number of securities
			remaining available for
	Number of securities	Weighted-average	future issuance under
	to be issued upon	exercise price of	equity compensation
	exercise of	outstanding	plans (excluding
	outstanding options,	options, warrants	securities reflected in
Plan category	warrants and rights	and rights	column (a))

	(a)	(b)	(c)

Equity compensation plans approved by security holders(1)	585,380	$25.10	1,792,725 (2)

Equity compensation plans not approved by security holders	4,957 (3)	$22.19	40,000 (4)

Total	590,337	$25.08	1,832,725

(1)	The plans are the Company’s 1999 Directors Plan, 1999 Stock Option Plan, 1999 Stock Option and Restricted Stock Plan (“SORSP”), and 1999 Employee Stock Purchase Plan and corresponding predecessor plans for each of 1994 and 1989.

(2)(a)	Under the 1999 SORSP, an aggregate of 200,303 shares of Common Stock are reserved for grants of stock options and/or restricted stock, however, no awards may be made after December 31, 2003.

(b)	The table includes 2,873 shares of restricted stock granted to John Toolan, on January 2, 2003, pursuant to his employment agreement. Under his employment agreement, Mr. Toolan is also eligible to receive awards of (i) restricted stock under the SORSP or successor plans with a fair market value equal to $100,000 on the date of the grant in each of the years 2004-2006, and (ii) an annual stock option grant under the SORSP or successor plans equal to 40% of his then-current base salary, in each case subject to Mr. Toolan remaining employed by the Company.

(c)	The table includes 500 shares of restricted stock granted under the SORSP to Keith Schneider, Managing Director of Russ Australia Pty Ltd, a wholly-owned subsidiary of the Company, on January 2, 2003, pursuant to his employment agreement. Pursuant to the terms of his employment agreement, Mr. Schneider is also eligible to receive (a) 500 shares of restricted stock under the SORSP or successor plans, in 2004, and (b) an annual stock option grant under the SORSP or successor plans equal to 25% of his then-current base salary, in each case subject to Mr. Schneider remaining employed by the Company.

(d)	The table also includes (i) 2,873 shares of restricted stock granted to Thomas Bowles, former Chief Operating Officer of the Company, under the SORSP on January 2, 2003, but forfeited in accordance with the terms of the grant, and (ii) an aggregate of 5,500 shares of restricted stock that a total of eleven sales personnel were eligible to receive in 2003, under the SORSP pursuant to the terms of their employment agreements, which shares will not be issued because the Company did not achieve specified sales targets.

(3)	Represents shares issuable under stock options granted to Mr. Toolan at the commencement of his employment with the Company, in accordance with the terms of his employment agreement.

(4)	Under Mr. Toolan’s employment agreement, he is eligible to receive options to purchase 10,000 shares for each year in which the Company achieves specified increases in domestic operating profit levels. Accordingly, the table includes 40,000 shares, representing options to purchase 10,000 shares that were awarded as of January 2, 2003 and assuming (x) all applicable targets are achieved and (y) Mr. Toolan remains employed by the Company through 2006. Note, however, that as Mr. Toolan’s employment agreement does not contain a termination date, he will be eligible to continue to receive such “performance” options after 2006 as long as he remains employed by the Company. The table excludes stock options that would have been available for issuance to Mr. Bowles had he remained employed by the Company.

OTHER MATTERS

      The Board of Directors knows of no business to be presented at the meeting other than that set forth in the accompanying Notice of Annual Meeting of Shareholders. However, if other matters properly come before the meeting, or any adjournment thereof, the holders of the proxies intend to vote the proxies in accordance with their best judgment on such matters.

VOTING PROCEDURES

      Election of Directors: Directors are elected by a plurality of the votes cast at the annual meeting. Only shares that are voted in favor of a particular nominee will be counted toward such nominee’s achievement of a plurality. Shares present at the meeting that are not voted for a particular nominee or shares present by proxy where the shareholder properly withheld authority to vote for such nominee (including broker non-votes) will not be counted toward such nominee’s achievement of a plurality, but will be counted for quorum purposes.

      Other Matters: The affirmative vote of the holders of a majority of the shares of Common Stock voting at the meeting (in person or by proxy) is required for a particular matter to be deemed an act of the shareholders. Shares electing to abstain are considered present at the meeting for the particular matter, but since they are not affirmative votes for the matter, abstentions have the same effect as votes against the matter. In the event of broker non-votes, shares are considered present at the meeting for quorum purposes only. Broker non-votes are not counted in respect of the matter, but have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

SHAREHOLDER PROPOSALS

      In order to be included in the proxy statement and form of proxy relating to the 2004 Annual Meeting of Shareholders, proposals of shareholders intended to be presented at such meeting must be received by the Company on or before November 26, 2003. Any such proposals should be submitted in writing to: Secretary, Russ Berrie and Company, Inc., 111 Bauer Drive, Oakland, New Jersey 07436. Stockholders who intend to present a proposal at such meeting without inclusion of such proposal in the Company’s proxy materials are required to provide advance notice of such proposal to the Company at the aforementioned address on or before February 9, 2004.

By Order of the Board of Directors,

ARNOLD S. BLOOM
Secretary

Oakland, New Jersey
March 21, 2003

APPENDIX A

RUSS BERRIE AND COMPANY, INC.

2004

STOCK OPTION, RESTRICTED AND NON-RESTRICTED STOCK PLAN

EFFECTIVE JANUARY 1, 2004

1. Purpose of Plan

      The purpose of the 2004 Stock Option, Restricted and Non-Restricted Stock Plan (as amended and in effect from time to time, the “Plan”) is to aid the Company in attracting and retaining employees and directors of outstanding ability and in motivating such employees and directors to exert their best efforts on behalf of the Company. In addition, the Company expects that the Plan will further strengthen the identity of interest of such employees with the shareholders generally, and will induce directors to contribute fully to the further growth and development of the business of the Company and its subsidiaries.

2. Certain Definitions

      2.1 “Award” means a grant made under this Plan in the form of Options, Restricted Stock or Non-Restricted Stock, whether singly, in combination or in tandem.

      2.2 “Board” shall mean the Board of Directors of the Company.

      2.3 “Business Combination” shall mean the consummation of a reorganization, merger, share exchange or consolidation if, in each case following such consummation, the outstanding shares of Common Stock are converted into cash, property or securities of any issuer other than the Company. There may be successive Business Combinations.

      2.4 “Cause” shall mean the termination of the employment of the Participant as a result of (a) the Participant’s willful or grossly negligent failure to perform such Participant’s employment duties, (b) serious misconduct, including, but not limited to, any unauthorized disclosure of any of the Company’s non-public information, or (c) any other conduct intended to, or which the Company determines is reasonably likely to, adversely affect the interests of any Participating Company, including, but not limited to, commission of, or indictment or conviction for, any criminal act; provided, that notwithstanding the foregoing, if a Participant has an employment agreement with a Participating Company, the definition of Cause used in such agreement, if any, shall be substituted for the foregoing.

      2.5 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

      2.6 “Committee” shall mean the Committee described in Section 8 to administer the Plan.

      2.7 “Common Stock” shall mean common stock of the Company, $.10 stated value per share (as such stated value may be adjusted from time to time), or any securities issued in respect thereof by the Company as a result of an event described in Section 7.1.

      2.8 “Company” shall mean Russ Berrie and Company, Inc., a New Jersey corporation.

      2.9 “Compensation” shall mean, for any Plan Year, a Participant’s base salary and prior year’s earned commissions, exclusive of overtime, bonuses and any other special pay.

      2.10 “Date of Grant” shall mean the date on which any Option, Restricted Stock or Non-Restricted Stock is made the subject of an Award hereunder, notwithstanding the date of any agreement evidencing such Award; provided, however, that the Committee may grant Awards (other than Incentive Stock Options) to Eligible Employees or to persons who are about to become employees of a Participating Company or Non-Employee Directors of the Company, to be effective and deemed to be granted on the occurrence of certain specified contingencies, provided that if the Award is granted to either (i) a non-employee who is about to become an employee of a Participating Company or (ii) a person who is about to become a Non-Employee

Director of the Company, such specified contingencies shall include, without limitation, that such person becomes an employee of a Participating Company or a member of the Board, as applicable.

      2.11 “Disability” shall mean a physical or mental incapacity of a Participant which renders such Participant totally and permanently incapable of performing such Participant’s duties with a Participating Company, provided that proof of disability under the federal Social Security Act shall be conclusive evidence of Disability hereunder; and provided further, and notwithstanding the foregoing, if a Participant has an employment or retention agreement with a Participating Company, the definition of Disability used in such agreement, if any, shall be substituted for the foregoing. “Disabled” shall mean having a Disability.

      2.12 “Eligible Employee” shall mean any officer (including directors) or key employee of a Participating Company, whose Compensation for such Plan Year is expected to equal or exceed the amount to be determined for such Plan Year by the Committee or the Compensation Committee of the Board (or such other amount as the Board may from time to time determine), as well as any other full or part-time employee of any Participating Company designated by the Committee in its sole discretion. Notwithstanding the foregoing, the Committee may waive the Compensation requirement in its sole discretion. To the extent described herein, the term “Eligible Employees” shall also include Non-Employee Directors.

      2.13 “Immediate Family” shall mean, whether natural, adopted or step (where applicable), a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than employees) who shares such person’s home.

      2.14 “Incentive Stock Option” shall mean an Option intended to be and designated as an incentive stock option within the meaning of section 422 of the Code.

      2.15 “Non-Employee Director” shall mean any member of the Board who is not an employee of a Participating Company.

      2.16 “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option.

      2.17 “Non-Restricted Stock” shall mean Common Stock awarded hereunder that is not subject to the restrictions set forth in Section 6 hereof.

      2.18 “Option” shall mean either an Incentive Stock Option or a Non-Qualified Stock Option to purchase Common Stock granted under Section 5 hereof.

      2.19 “Option Agreement” shall have the meaning set forth in Section 5.11 hereof.

      2.20 “Participant” shall mean any Eligible Employee to whom an Award is made in accordance with the terms hereof.

      2.21 “Participating Company” shall mean the Company or any directly or indirectly owned subsidiary of the Company, as applicable.

      2.22 “Plan Year” shall mean the calendar year.

      2.23 “Restricted Stock” shall mean Common Stock awarded hereunder that is subject to the restrictions set forth in Section 6 hereof, for so long as such Common Stock remains subject to any of such restrictions.

      2.24 “Restricted Stock Agreement” shall have the meaning set forth in Section 6.9.

      2.25 “Severance Plan” shall mean the Company’s Change in Control Severance Plan, adopted as of January 29, 2003, as amended from time to time.

      2.26 “Ten Percent Stockholder” shall mean an Eligible Employee, who, at the time an Incentive Stock Option is to be granted, owns (within the meaning of Section 422 of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a subsidiary thereof.

3. Common Stock Reserved for the Plan/ Fractional Shares

      3.1 The aggregate total number of shares of Common Stock that may be subject to Awards under the Plan is 2,750,000; provided, however, that no Participant (including Non-Employee Directors) shall be granted Awards of Options hereunder with respect to more than 100,000 shares of Common Stock in any Plan Year. Such shares may consist, in whole or in part, of authorized but unissued, or treasury shares. Subject to the foregoing, if any Award (or portion thereof) expires, or is forfeited, cancelled or terminated for any reason without being fully exercised, the shares subject to such Award, to the extent not exercised, may again be made subject to grant or award under the Plan.

      3.2 No fractional shares of Common Stock may be issued under this Plan; fractional shares will be rounded down to the nearest whole share.

4. Eligibility

      All Eligible Employees may become Participants in accordance with the terms hereof, provided, however, that no Eligible Employee who is not an employee of the Company may be granted an Incentive Stock Option hereunder.

5. Terms and Conditions of Options

      5.1 Exercise Price. Subject to the last sentence of this paragraph, the per share exercise price of any Option granted hereunder (including grants to Non-Employee Directors) shall be equal to the closing sales price of a share of Common Stock on the Date of Grant on the New York Stock Exchange or such other national securities exchange as the Common Stock may then be traded, or if no sales of Common Stock shall have occurred on that date on any such exchange, on the first preceding date on which a sale of Common Stock so occurred.(1) Notwithstanding the foregoing, the per share exercise price of any Incentive Stock Option granted to a Ten-Percent Stockholder shall be 110% of the amount determined above.

      5.2 Date of Grant and Grants of Options.

      (a) Grants to Other Than Non-Employee Directors.

The Committee may from time to time grant Awards of Options to any Eligible Employee, upon such terms and conditions, consistent with the provisions of this Plan, as the Committee may determine in its sole discretion. The Committee shall promptly notify each Participant of the Award of an Option hereunder, including the Date of Grant thereof and whether such Option is intended to be an Incentive Stock Option or a Non-Qualified Stock Option, and an Option Agreement (as

1	If the Common Stock is not then listed on any such exchange, but is quoted on Nasdaq or any similar over-the- counter market system then in use (“Nasdaq”), then the per share exercise price of any Option granted hereunder shall be equal to the closing sales price of a share of Common Stock on Nasdaq on the Date of Grant, or if no sale of Common Stock shall have occurred on that date on Nasdaq, then the average of the bid and asked prices for a share of Common Stock on Nasdaq at the end of such day.

defined in Section 5.11) shall promptly be executed and delivered by and on behalf of the Company and the Participant.

      (b) Grants to Non-Employee Directors.

(i) Awards of Options may be made to any Non-Employee Director hereunder at the sole discretion of the Board, upon such terms and conditions, consistent with the provisions of this Plan, as the Board may determine. The Board shall promptly notify the Non-Employee Director of the Award of an Option hereunder, including the Date of Grant thereof.

(ii) Each grant of an Option to a Non-Employee Director hereunder shall be evidenced by an Option Agreement (as defined in Section 5.11).

(iii) Except as specified below and elsewhere herein, Options granted to Non-Employee Directors shall be treated for all purposes like any other Option granted under this Plan:

(1) Notwithstanding anything to the contrary herein, subject to clause (2) below, unless otherwise provided in an Option Agreement, if a Non-Employee Director ceases to serve as a member of the Board for any reason, such Non-Employee Director’s non-vested Options shall immediately terminate; such Non-Employee Director’s vested Options shall be exercisable for 30 days after the applicable termination date, or the stated term of the Option, whichever period is shorter;

(2) Notwithstanding anything to the contrary herein, except as otherwise provided in an Option Agreement, in the event of the death or Disability of a Non-Employee Director while serving as a member of the Board, any of such Non-Employee Director’s outstanding unexercised Options existing on the date such service terminated, whether or not vested and/or exercisable on the date such service was terminated, shall be deemed fully vested and exercisable, and may be exercised by such Non-Employee Director’s estate, legatee(s), legal representative or permitted transferee(s) for up to one year after such Non-Employee Director’s death or final determination of Disability, as applicable, or the stated term of the Option, whichever period is shorter.

      5.3 Vesting and Option Term. Subject to Section 5.2(b)(iii), Sections 5.6-5.9 and Section 7, unless otherwise provided in an Option Agreement, each Option shall vest and become exercisable ratably over five years (20% per year) from the Date of Grant. Subject to Section 5.2(b)(iii) and Sections 5.6-5.9, each Option shall continue to be exercisable for a period of 10 years from the Date of Grant (or 5 years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder). When an Option is no longer exercisable, it shall be deemed to have lapsed and terminated.

      5.4 Exercise of Options. Any Option granted hereunder shall be exercised by giving written notice of exercise to the Chief Financial Officer of the Company at the Company’s principal executive office, which shall specify the number of shares of Common Stock to be purchased and which shall be accompanied by payment in full, in cash, of the purchase price. The Committee may, in its sole discretion, limit the number of shares of Common Stock subject to Options that may be exercised on any particular date or in any Plan Year by any Participant (including Non-Employee Directors).

      5.5 Non-Assignability of Options. No Option granted hereunder shall be assignable or transferable except by will or by the laws of descent and distribution; provided, however, that each Participant may transfer all or any portion of his/her Non-Qualified Stock Options to a member of his/her Immediate Family, a trust for the benefit of the Participant or any member of his or her Immediate Family, partnerships in which such Participant or his/her Immediate Family members and/or trusts are the only partners, and/or any organization exempt under Section 501(c) of the Code. Subject to Sections 5.2(b)(iii)(2), 5.7 and 5.8, any Option shall be exercisable only by the Participant entitled thereto or such Participant’s permitted assignee or transferee.

      5.6 Exercise Upon Retirement. Subject to the provisions of Section 5.2(b)(iii) with respect to Non-Employee Directors, except as otherwise provided in an Option Agreement, if a Participant retires after reaching such Participant’s normal retirement date (as set forth on the date of such Participant’s retirement under the Russ Berrie and Company, Inc. 401k Plan), whether or not vested and/or exercisable on the date he or she retires, any of such Participant’s outstanding unexercised Options shall be deemed fully vested and exercisable, and may be exercised for up to one year after such Participant’s retirement or the stated term of the Option, whichever period is shorter.

      5.7 Termination by Disability. Subject to the provisions of Section 5.2(b)(iii) with respect to Non-Employee Directors, except as otherwise provided in an Option Agreement, if a Participant becomes Disabled, such Participant’s outstanding unexercised Options, whether or not vested and/or exercisable on the date he became Disabled, shall be deemed fully vested and exercisable, and may be exercised by the Participant or his or her legal representative or permitted transferee for up to one year from his or her date of Disability, or the stated term of the Option, whichever period is shorter.

      5.8 Death of Participant. Subject to the provisions of Section 5.2(b)(iii) with respect to Non-Employee Directors, except as otherwise provided in an Option Agreement, in the event of the death of a Participant (i) while employed by a Participating Company or (ii) within the one-year period provided in Section 5.6, any of such Participant’s outstanding unexercised Options existing on the date such Participant’s employment terminated, whether or not vested and/or exercisable on the date his employment is terminated, shall be deemed fully vested and exercisable, and may be exercised by such Participant’s estate, legatee(s) or permitted transferee(s) for up to one year after his or her death or the stated term of the Option, whichever period is shorter.

      5.9 Other Termination. Subject to the provisions of Section 5.2(b)(iii) with respect to Non-Employee Directors, and subject to the last sentence of this Section 5.9, except as otherwise provided in an Option Agreement or the Severance Plan, if a Participant’s employment with a Participating Company terminates for any reason other than death, Disability or retirement, such Participant’s outstanding unexercised Options will be cancelled and deemed terminated as of the date of termination; provided, however, that if a Participant’s employment is terminated by a Participating Company for reasons other than Cause, his or her outstanding unexercised Options, to the extent vested and exercisable on the date of termination, may be exercised within 30 days after such termination, or the stated term of the Option, whichever period is shorter. If the Participant is also a Participant under the Severance Plan, and the terms of such Participant’s Option Agreement conflict with the terms of the Severance Plan, such conflict shall be resolved in accordance with the provisions of Section 6.7(b) of the Severance Plan.

      5.10 Expiration of Term. Notwithstanding anything herein to the contrary, in no event shall any Award hereunder be exercisable after the expiration of the term of such Award, either as set forth in the applicable Option Agreement or as accelerated in accordance with the provisions hereof. Any Award that is not exercised within the periods set forth in Section 5.2(b)(iii) or Sections 5.6-5.9 shall terminate as of the end of the periods described in such paragraphs.

      5.11 Option Agreements. Each Award of an Option under this Plan shall be evidenced by a written agreement between the Company and the Participant (an “Option Agreement”). Each Option Agreement (and amendments thereof) shall contain such terms and provisions, not inconsistent with the requirements of the Plan, as the Committee, in its sole discretion, shall determine. Option Agreements shall designate whether the Award represented thereby is intended to be an Incentive Stock Option or a Non-Qualified Stock Option. In the event that an Option Agreement does not so designate, the Option shall be treated for all purposes as a Non-Qualified Stock Option. Option Agreements need not be identical.

6. Terms And Conditions of Restricted and Non-Restricted Stock Awards

      6.1 Award of Restricted Stock. The Committee may from time to time, in its discretion, award shares of Restricted Stock to any Eligible Employee (other than Non-Employee Directors), upon such terms and conditions, consistent with the provisions of this Plan, as the Committee may determine. Such Restricted Stock Agreement may require that an appropriate legend be placed on Common Stock certificates with respect to the restrictions imposed thereon.

      6.2 Issuance of Restricted Shares. Upon the Award of Restricted Stock, the Committee shall promptly notify each Participant of such Award, including the Date of Grant thereof, and a Restricted Stock Agreement (as defined in Section 6.9) shall promptly be executed and delivered by and on behalf of the Company and the Participant. Such Restricted Stock Agreement may require that an appropriate legend be placed on Common Stock certificates with respect to the restrictions imposed thereon. Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Participant as soon as reasonably practicable after the Award is granted; provided that the Participant has executed a Restricted Stock Agreement, appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such shares. At the discretion of the Committee, shares issued in connection with a Restricted Stock Award shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee, until such time as all restrictions with respect thereto lapse, unless such shares are earlier forfeited in accordance with the provisions hereof or any applicable Restricted Stock Agreement.

      6.3 Restrictions On Awarded Stock. None of the Restricted Stock awarded hereunder may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during the period in which the restrictions on such Restricted Stock are in effect.

      6.4 Forfeiture. All of the non-vested Restricted Stock awarded hereunder (after giving effect to any applicable provisions of the Severance Plan) shall be forfeited and all rights of a Participant to such forfeited Restricted Stock shall terminate without payment of consideration by the Company if the Participant does not remain in the continuous employment of the Company for five years from the Date of Grant (except for authorized leaves of absence), except in the case of death, Disability or retirement as provided in Section 6.7 hereof.

      6.5 Rights as a Shareholder. Upon the Award of Restricted Stock, the Participant shall have, subject to the restrictions set forth in this Section 6, all of the rights of a shareholder with respect to such Restricted Stock, including the right to receive all dividends paid thereon.

      6.6 Vesting Period. Subject to the last sentence of this Section 6.6 and Section 7, unless otherwise provided in a Restricted Stock Agreement or the Severance Plan, any Award of Restricted Stock hereunder shall vest ratably over five years (20% per year) from the Date of Grant, and upon vesting, shall not be subject to any further restrictions hereunder. Notwithstanding anything herein to the contrary, except as provided in

Section 6.7, unless otherwise provided in a Restricted Stock Agreement or the Severance Plan, any non-vested Restricted Stock shall be immediately forfeited upon a Participant’s termination of employment for any reason. If a Participant is also a Participant under the Severance Plan, and the terms of such Participant’s Restricted Stock Agreement conflict with the terms of the Severance Plan, such conflict shall be resolved in accordance with Section 6.7(b) of the Severance Plan.

      6.7 Lapse of Restrictions on Death, Disability or Retirement. Unless otherwise provided in a Restricted Stock Agreement, in the event that the employment of a Participant is terminated prior to the lapse of all or part of the restrictions on such Participant’s Restricted Stock, and such termination is by reason of his or her death, Disability or retirement after reaching his or her normal retirement date (as set forth at the time of his or her retirement under the Russ Berrie and Company, Inc. 401(k) Plan), all restrictions on the Participant’s Restricted Stock shall lapse on the date of Participant’s death, Disability or retirement.

      6.8 Lapse at Discretion of the Committee. The Committee may at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any or all of such restrictions with respect to any Award of Restricted Stock granted hereunder.

      6.9 Restricted Stock Agreements. Each Award of Restricted Stock under this Plan shall be evidenced by a written agreement between the Company and the Participant (a “Restricted Stock Agreement”). Each Restricted Stock Agreement (and amendments thereof) shall contain terms and provisions that are not inconsistent with the requirements of the Plan, as the Committee, in its sole discretion, shall determine. Restricted Stock Agreements need not be identical.

      6.10 Awards of Non-Restricted Stock. The Committee may from time to time grant Awards of Non-Restricted Stock to any Eligible Employee (other than Non-Employee Directors). The Committee, in its sole discretion, shall determine, and provide in an agreement governing such award, the terms and conditions of such Awards, provided that such Awards shall not be inconsistent with the terms and provisions of this Plan. The Committee may, in its sole discretion, direct the Company to issue shares of Common Stock subject to restrictive legends and/or stop transfer instructions which are consistent with the terms and conditions of the Award to which such shares of Non-Restricted Stock relate.

7. Dilution and Other Adjustments

      7.1 In the event of any change in the outstanding Common Stock as a result of a dissolution or liquidation of the Company, sale of all or substantially all of the assets of the Company, merger or consolidation of the Company with or into any other corporation if the Company is the surviving corporation, statutory share exchange involving capital stock of the Company, reorganization, recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split, stock combination, rights offering, spin-off or other relevant change, the Committee may adjust the aggregate number of shares of Common Stock available for Awards under the Plan, the Option price of any Options granted under the Plan, and any or all other matters deemed appropriate by the Committee, including, without limitation, accelerating the vesting and/or exercise period pertaining to any Award hereunder.

      7.2 In connection with a Business Combination, the Committee, in its sole discretion, may provide for (i) the continuation of this Plan and/or the assumption of the Awards granted hereunder by a successor corporation (or a parent or subsidiary thereof), (ii) the substitution for such Awards of new awards covering the stock of a successor corporation (or a parent or subsidiary thereof), with appropriate adjustments as to the number and kind of shares and exercise prices, (iii) upon 10 days’ advance notice from the Committee to the affected Participants, the acceleration of the vesting and/or exercise period pertaining to any Award hereunder or (iv) upon 10 days’ advance notice from the Committee to the affected Participants, (x) the cancellation of any outstanding Awards that are then exercisable and the payment to the holders thereof, in cash or stock, or any combination thereof, of the value of such Awards based upon the price per share of stock received or to be received by other shareholders of the Company in connection with the Business Combination, and (y) the cancellation of any Awards that are not then exercisable. In the event of any continuation, assumption or substitution contemplated by the foregoing clauses, this Plan and/or such Awards shall continue in the manner and under the terms so provided.

      7.3 Notwithstanding the foregoing, in the event that any decision of the Committee under this Section 7 conflicts with the provisions of the Severance Plan in a manner which adversely affects the rights of any Participant thereunder, such conflict shall be resolved in accordance with the provisions of Section 6.7(b) of the Severance Plan with respect to such Severance Plan Participant.

      7.4 If, by reason of a change in capitalization described in this Section 7, a Participant shall be entitled to new, additional or different shares of stock or securities of the Company or any other corporation in respect of his or her Award, in the event that this Plan continues, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the shares of Common Stock subject to the Award, as the case may be, prior to such change in capitalization.

      7.5 Any adjustment in the shares of Common Stock or other stock or securities subject to outstanding Incentive Stock Options (including any adjustments in the Option price) made pursuant to this Section 7 shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

8. Administration of the Plan

      8.1 The Plan shall be administered by a committee of directors appointed by the Board to administer this Plan, which shall consist of two or more persons, each of whom, unless otherwise determined by the Board, is an “outside director” within the meaning of Section 162(m) of the Code. In the absence of a contrary appointment, “Committee” shall mean the Compensation Committee of the Board.

      8.2 The Committee shall administer this Plan and, subject to the limitations set forth herein, shall have absolute discretion and authority to: (i) grant awards of Options, Restricted Stock and/or Non-Restricted Stock hereunder; (ii) determine when and to which Eligible Employees such awards will be granted; (iii) determine the form, amount and other terms and conditions of each such Award; (iv) determine whether, to what extent and under what circumstances such Awards may be settled, paid or exercised in cash, Common Stock or other awards or other property, or canceled, forfeited or suspended; (v) interpret this Plan and any Award or agreement made under this Plan; (vi) establish, amend, waive and rescind any rules and regulations relating to the administration of this Plan; (vii) determine the terms and provisions of any Option Agreement, Restricted Stock Agreement or agreement evidencing the Award of Non-Restricted Stock entered into hereunder (not inconsistent with this Plan); and (viii) make all other determinations necessary or advisable for the administration of this Plan. In the case of Incentive Stock Options, the terms and conditions of such Awards shall be subject to and shall comply with Section 422 of the Code and any rules or regulations promulgated thereunder, including the requirement that the aggregate fair market value (determined as of the date of grant) of all shares of Common Stock underlying any grants of Incentive Stock Options, however made, that become exercisable by a Participant during any calendar year shall not exceed $100,000. To the extent that the limitation set forth in the preceding sentence is exceeded for any reason, the Options with respect to such excess amount shall be treated as Non-Qualified Stock Options. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any agreement in the manner and to the extent it shall deem desirable. All determinations of the Committee in the administration of this Plan, as described herein, shall be final, binding and conclusive, including, without limitation, as to any adjustments pursuant to Section 7. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee and a majority of a quorum may authorize any action. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be as fully effective as if made by a majority vote at a meeting duly called and held. Notwithstanding the foregoing or the provisions of Section 8.1, in administering the Plan with respect to Awards of Options to Non-Employee Directors, the Board shall exercise the powers of the Committee.

9. Withholding Taxes

      If a Participating Company is for any reason required to withhold any amount under the laws and regulations of the United States, any jurisdiction thereof or local government with respect to the transfer of Common Stock upon exercise of any Option granted hereunder, or the issuance of Restricted or Non-Restricted Stock hereunder, or the lapse of restrictions with respect to Restricted Stock (“Withholding Taxes”), the Participant or other person receiving such stock shall be required to pay such Participating Company the amount of any such Withholding Taxes. The applicable Participating Company shall have the right to require the payment of any such Withholding Taxes before issuing any Common Stock pursuant to any Award hereunder or removing the restrictions pertaining to any Restricted Stock granted hereunder. In lieu of all or any part of a cash payment regarding such Withholding Taxes, the Committee may permit a person to cover all or any part of the Withholding Taxes, through a reduction in the numbers of shares of stock delivered to such person pursuant to the award or a delivery or tender to the Company of shares of Common Stock held by such person, in each case valued in the same manner as used in computing the Withholding Taxes under applicable laws.

10. Amendment and Termination of the Plan

      10.1 Amendment, Modification and Termination of this Plan. Except as provided in this Section 10.1, (i) the Committee may at any time amend, modify, terminate or suspend this Plan and (ii) the Committee may at any time alter or amend any or all agreements evidencing Awards hereunder to the extent permitted by law. Amendments of the Plan are subject to approval of the shareholders of the Company only as required by applicable law, regulation or stock exchange requirement, or if the amendment has the effect of increasing the total number of shares available under this Plan, except as contemplated by Section 7. No termination, suspension, modification or amendment of this Plan or any agreement evidencing an Award shall impair or adversely affect any right acquired by any Participant or such Participant’s permitted transferee under an Award granted before the date of termination, suspension, modification or amendment unless the consent of such Participant or transferee is obtained. It is conclusively presumed that any adjustment for changes in capitalization provided for in Section 7 hereof does not adversely affect any right of a Participant or other person under an Award.

      10.2 Duration of this Plan. This Plan shall remain in effect until all stock subject to it shall be distributed or all Awards have expired or lapsed, whichever is latest to occur, or this Plan is terminated pursuant to Section 10.1 hereof. No Award shall be granted under this Plan more than five years after the effective date of the Plan.

11. Right to Terminate Employment

      Nothing in this Plan or in any agreement evidencing an Award shall confer upon any Participant who is an employee of any Participating Company the right to continue in the employment of any Participating Company or affect any right which such Participating Company may have to terminate or modify the employment of the Participant with or without Cause.

12. Other Benefit and Compensation Programs

      12.1 Non-Exclusivity of Plan. The adoption of the Plan by the shareholders of the Company shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

      12.2 Compensation under Other Plans. Payments and other benefits received by a Participant under an Award shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by any Participating Company, unless expressly so provided by such other plan, contract or arrangement or the Committee determines that an Award or portion of an Award should be included to reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

      12.3 Unfunded Plan. This Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under this Plan. Neither any Participating Company, the Committee nor the Board shall be deemed to be a trustee of any amounts to be paid under this Plan nor shall anything contained in this Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between any Participating Company and a Participant or its permitted transferee. To the extent any person acquires a right to receive an Award under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

13. Limits on Liability

      13.1 Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by this Plan and any agreement evidencing an Award hereunder.

      13.2 Except as may be required by law, neither the Company nor any member or former member of the Board or the Committee, nor any other person participating in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken, or not taken, in good faith under this Plan.

      13.3 To the full extent permitted by law, each member and former member of the Board and the Committee and each person to whom the Board or the Committee delegates or has delegated authority under this Plan shall be entitled to indemnification by the Company against any claim, loss, liability, judgment, damage, cost and reasonable expense incurred by such member, former member or other person by reason of any action taken, failure to act or determination made in good faith under or with respect to this Plan.

14. Compliance with Applicable Legal Requirements

      14.1 Registration or Approval. The Company shall not be required to issue or deliver a certificate for shares distributable pursuant to this Plan unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended, and the requirements of the exchanges, if any, on which the Company’s shares of Common Stock may, at that time, be listed.

      14.2 Restrictions on Transfer. Notwithstanding anything contained in the Plan or any agreement evidencing Awards to the contrary, in the event that the disposition of shares of Common Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The certificates evidencing any of such shares shall be appropriately amended or have an appropriate legend placed thereon to reflect their status as restricted securities as aforesaid.

15. Multiple Awards

      The Committee may also grant more than one Award to an Eligible Employee during the term of the Plan and/or in any Plan Year, either in addition to, or in substitution for, one or more Awards previously granted to that Eligible Employee.

16. Substitution of Other Awards

      Awards may be granted under this Plan from time to time in substitution for awards held by employees of other corporations who are about to become employees of a Participating Company, or whose employer is about to become a subsidiary of a Participating Company, as a result of the merger or consolidation of a Participating Company with another corporation, the acquisition by a Participating Company of all or substantially all the assets of another corporation or the acquisition by a Participating Company of at least 50% of the issued and outstanding stock of another corporation. The terms and conditions of the substitute Awards so granted under this Plan may vary from the terms and conditions otherwise set forth in this Plan to such extent as the Board at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the awards which will be so substituted, but with respect to substitute Awards which are intended to be Incentive Stock Options, no such variation shall be permitted which affects the status of any such substitute Option as an Incentive Stock Option.

17. Governing Law

      To the extent that federal laws of the United States do not otherwise control, this Plan and all determinations made and actions taken pursuant to this Plan shall be governed by the laws of New Jersey, without giving effect to principles of conflicts of laws, and shall be construed accordingly.

18. Severability

      In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

19. Successors and Assigns

      This Plan and the agreements evidencing Awards hereunder shall be binding upon and inure to the benefit of the successors (including by way of merger), assigns and heirs of the respective parties.

20. Adoption and Approval of the Plan

      The Plan shall not take effect until approved by the holders of a majority of the shares of Common Stock voting at a meeting of the shareholders duly held in accordance with applicable laws. The Plan was adopted by the Board of Directors on March 1, 2003.

APPENDIX B

RUSS BERRIE AND COMPANY, INC.

2004

EMPLOYEE STOCK PURCHASE PLAN

EFFECTIVE JANUARY 1, 2004

1. Purpose of Plan

      The purpose of the 2004 Employee Stock Purchase Plan (the “Plan”) is to provide to Participants (as defined herein) an opportunity, through regular payroll savings, to acquire Common Stock (as defined herein) at a discount from its market price, and to thereby offer Participants a share in the growth of Russ Berrie and Company, Inc. (the “Company”). The Plan is intended to meet the requirements of an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as it may be amended from time to time (the “Code”).

2. Certain Definitions

      2.1 “Account” shall mean the account or accounts created under Section 5.1, to which shall be credited all amounts deducted from the Participants’ Compensation pursuant to a payroll deduction authorization and any interest credited thereon.

      2.2 “Board” shall mean the Board of Directors of the Company.

      2.3 “Committee” shall mean the Committee provided by Section 11 to administer the Plan.

      2.4 “Common Stock” shall mean the Common Stock, $0.10 stated value per share, of the Company.

      2.5 “Compensation” shall mean, for any Plan Year, a Participant’s basic salary and commissions earned in the immediately preceding calendar year, exclusive of overtime, bonuses and any other special pay.

      2.6 “Disability” shall mean a physical or mental incapacity of a Participant which renders such Participant totally and permanently incapable of performing his or her duties with a Participating Company, provided that a Participant’s receipt of Social Security disability benefits shall be conclusive evidence of Disability hereunder.

      2.7 “Eligible Employee” shall mean, for any Plan Year, any full-time employee of a Participating Company whose Compensation for such Plan Year is expected to be less than the amount to be determined for such Plan Year by the Committee (or such other amount as the Board may, from time to time, determine). Notwithstanding the foregoing, an “Eligible Employee” shall not include any employee (i) whose customary employment is 20 hours or less per week or not more than five months in any Plan Year, or (ii) who, immediately after an Option is granted, owns (within the meaning of Section 424(d) of the Code) Common Stock possessing five percent or more of the total combined voting power or value of all classes of Common Stock of the Company or of any subsidiary of the Company.

      2.8 “Option” shall mean the option granted to a Participant pursuant to Section 4.

      2.9 “Option Price” shall mean, for each Plan Year, the lesser of 85% of the closing sales price of the Common Stock on (i) the first trading day of such Plan Year or (ii) the last trading day of such Plan Year, in each case on the New York Stock Exchange or such other national securities exchange as the Common Stock may then be traded, or if no sale shall have occurred on either such date on any such exchange, on the first preceding date on which a sale of Common Stock so occurred.(1)

      2.10 “Participant” shall mean any Eligible Employee who has become a Participant in the Plan as provided by Section 3 and whose participation has not been terminated as provided by Sections 7 through 9.

      2.11 “Participating Company” shall mean the Company and any subsidiary of the Company which the Committee, in its discretion, authorizes to participate in the Plan.

      2.12 “Plan Year” shall mean the calendar year.

3. Participation

      An Eligible Employee shall become a Participant as of the first day of any Plan Year by filing a payroll deduction authorization (and any other documentation that the Committee may require) for such Plan Year not later than the date set by the Committee.

4. Grant of Option and Purchase of Stock

      4.1 An Option will be granted to each Participant as of the first trading day of each Plan Year to purchase from the Company the number of full shares of Common Stock that may be purchased at the Option Price with the aggregate amount that will be credited to such Participant in his or her Account during that Plan Year.

      4.2 The Option of each Participant will be deemed to be fully and automatically exercised by such Participant on the last trading day of such Plan Year, if the Participant has notified the Committee that such Participant elects to exercise his or her Option by filing the appropriate form provided for that purpose not later than the date set by the Committee. If the Participant does not elect to exercise his or her Option, the total amount credited to such Participant in his or her Account, with interest, will be returned to such Participant.

      4.3 No Participant shall have a right to purchase Common Stock under the Plan which has an aggregate fair market value in excess of $25,000 in any Plan Year.

5. Payroll Deductions

      5.1 There will be deducted on each pay date from the Compensation paid to a Participant during each Plan Year such whole percentage of his Compensation (up to but not more than 10%) designated by the Participant on a payroll deduction authorization form. All amounts so deducted shall be placed in an Account in the Participant’s name and shall be held as provided under the Plan.

      5.2 A Participant may elect once during a Plan Year, by filing the appropriate form provided for such purpose, to reduce (but not increase) his payroll deduction for the remainder of the Plan Year.

1	If the Common Stock is not then listed on any such exchange, but is quoted on Nasdaq or any similar over-the- counter market system then in use (“Nasdaq”), then the Option Price shall be equal to the lesser of 85% of the closing sales price of a share of Common Stock on Nasdaq on (i) the first trading day of such Plan Year of Nasdaq or (ii) the last trading day of such Plan Year of Nasdaq, or if no sale of Common Stock shall have occurred on either such date on Nasdaq, then the average of the bid and asked prices for a share of Common Stock on Nasdaq at the end of such day.

      5.3 A Participant may elect once during a Plan Year, by filing the appropriate form provided for such purpose, to discontinue any payroll deduction for the remainder of the Plan Year. Upon discontinuance of contributions, unless the Participant elects a withdrawal pursuant to Section 7, the amount in his or her Account will remain therein and be subject to the terms hereof, including Section 4.2.

      5.4 A Participant who was a Participant during the preceding Plan Year, and whose Option for that year was exercised, may elect (by filing the appropriate form provided for such purpose), to not have any residual funds insufficient for the purchase of a full share of Common Stock returned to him and to have such residual funds credited to such Participant’s Account for the current Plan Year.

6. Interest

      6.1 The Participant will receive simple interest on the amounts held in such Participant’s Account during any Plan Year at a rate set by the Committee at the beginning of the Plan Year. The amount of interest will be calculated on the Participant’s average monthly balance.

      6.2 The Committee is authorized to revise the interest rate at any time during a Plan Year to reflect market conditions.

7. Withdrawals

      At any time during the Plan Year, a Participant may terminate his or her participation in the Plan by filing the appropriate form provided for that purpose. In such event, all payroll deductions shall cease; the total amount credited to such Participant’s Account, including interest, shall be promptly returned to such Participant; and the Option granted to such Participant for such Plan Year shall terminate.

8. Termination of Employment, Death and Disability

      The Option of a Participant whose employment is terminated for any reason other than retirement (including death and Disability) shall terminate upon such termination; and the total amount in his Account will be promptly paid to such Participant or, in the event of the death of such Participant, to the estate thereof.

9. Retirement

      A Participant who retires after reaching his or her normal retirement date (as set forth on the date of such retirement in the Russ Berrie and Company, Inc. 401k Plan) shall not be affected by reason of such retirement, except that there will be no payroll deductions pursuant to the Plan after the effective date of such retirement.

10. Stock Certificates

      10.1 As soon as practicable after actual or deemed exercise of an Option by a Participant, the Company will deliver to such Participant a certificate for the shares of Common Stock purchased, which shares shall be registered in the name of the Participant on the books of the Company.

      10.2 A Participant shall have no rights as a shareholder with respect to any shares covered by an Option until the date of the issuance of a stock certificate to such Participant for such shares.

11. Administration of the Plan

      11.1 The Plan shall be administered by a Committee comprised of two directors (or such greater number, as may be determined by the Board from time to time), each of whom, unless otherwise determined by the Board, is an “outside director” within the meaning of Section 162(m) of the Code, and is not a Participant. In the absence of a contrary appointment, “Committee” shall mean the Compensation Committee of the Board.

      11.2 The Committee shall have the authority to interpret the Plan, and to adopt, amend and rescind rules and regulations relating to the Plan, and to make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan.

      11.3 Determinations and actions of the Committee on all matters relating to the Plan shall be in its sole discretion and shall be conclusive.

12. Amendment and Termination of the Plan

      12.1 The Committee may, at any time, amend, suspend or terminate the Plan in any respect; provided, however, that no such termination or amendment shall adversely affect the rights of any Participant with respect to amounts previously credited to him or her in such Participant’s Account.

      12.2 The Plan shall automatically terminate at the end of the fifth Plan Year.

13. Non-Assignability

      No Option shall be assignable or transferable except by will or by the laws of descent and distribution. Options shall be exercisable only by the Participants entitled thereto.

14. Dilution and other Adjustments

      In the event of any change in the outstanding Common Stock as a result of a dissolution or liquidation of the Company, sale of all or substantially all of the assets of the Company, merger or consolidation of the Company with or into any other corporation, statutory share exchange involving capital stock of the Company, reorganization, recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split, stock combination, rights offering, spin-off or other relevant change, the Committee may adjust the aggregate number of shares of Common Stock which may be issued under the Plan, the Option Price of Options granted under the Plan, and any or all other matters deemed appropriate by the Committee, including, without limitation, making Options exercisable solely for the securities or other property received by the shareholders of the Company by reason of such transactions.

15. Limitations on Issuance of Shares of Common Stock

      15.1 Shares of Common Stock to be issued under the Plan shall be authorized but unissued, or treasury shares. The maximum number of shares of Common Stock which may be issued under the Plan shall be 150,000 shares.

      15.2 Neither the Company nor any Participating Company shall be obligated to honor the exercise of any Option if such would constitute a violation of any applicable law or regulation.

16. Transferability

      No right or interest of a Participant shall be assignable or transferable or subject to any lien, directly or indirectly, by operation of law or otherwise. Any attempted assignment, transfer, pledge or other disposition of any right hereunder shall be null and void.

17. Limits on Liability

      17.1 Any liability of the Company to any Participant with respect to any Option hereunder shall be based solely upon contractual obligations created by this Plan.

      17.2 Except as may be required by law, neither the Company nor any member or former member of the Board or the Committee, nor any other person participating in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken, or not taken, in good faith under this Plan.

      17.3 To the full extent permitted by law, each member and former member of the Committee and each person to whom the Committee delegates or has delegated authority under this Plan shall be entitled to indemnification by the Company against any claim, loss, liability, judgment, damage, cost and reasonable expense incurred by such member, former member or other person by reason of any action taken, failure to act or determination made in good faith under or with respect to this Plan.

18. Right to Terminate Employment

      18.1 Nothing in this Plan shall confer upon any Participant who is an employee of any Participating Company the right to continue in the employment of any Participating Company or affect any right which such Participating Company may have to terminate or modify the employment of the Participant with or without cause.

19. Compliance with Applicable Legal Requirements

      19.1 Registration or Approval. The Company shall not be required to issue or deliver a certificate for shares distributable pursuant to this Plan unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended, and the requirements of the exchanges, if any, on which the Company’s shares of Common Stock may, at that time, be listed.

      19.2 Restrictions on Transfer. Notwithstanding anything contained in the Plan, in the event that the disposition of shares of Common Stock acquired pursuant to the Plan is not covered by a then-current registration statement under the Securities Act, and is not otherwise exempt from such registration, such shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The certificates evidencing any of such shares shall be appropriately amended or have an appropriate legend placed thereon to reflect their status as restricted securities as aforesaid.

20. Governing Law

      To the extent that federal laws of the United States do not otherwise control, this Plan and all determinations made and actions taken pursuant to this Plan shall be governed by the laws of New Jersey, without giving effect to principles of conflicts of laws, and shall be construed accordingly.

21. Severability

      In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

22. Adoption and Approval of the Plan

      The Plan shall not take effect until approved by the holders of a majority of the shares of Common Stock voting at a meeting of the shareholders duly held in accordance with applicable laws. The Plan was adopted by the Board of Directors on March 1, 2003.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY RUSS BERRIE AND COMPANY, INC

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proxy for Annual Meeting of Shareholders, May 7, 2003

     The undersigned hereby appoints Angelica Berrie and Josh Weston, and each of them, as proxies with full power of substitution, and hereby authorizes them to represent and to vote as designated below the shares of Common Stock of Russ Berrie and Company, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Russ Berrie and Company, Inc., to be held on Wednesday, May 7, 2003 at 2:00 p.m. at Russ Berrie and Company, Inc., 111 Bauer Drive, Oakland, New Jersey, and at any adjournments or postponements thereof.

Please be sure to sign and date this Proxy in the box below	Date

Shareholder sign above	Co-holder (if any) sign above

IMPORTANT:Please sign exactly as name appears above. When shares are held by joint tenants, both owners must sign. When signing as attorney, executor, administrator, trustee or guardian, please sign your name and indicate your full title as such. If an entity, please sign in full entity name by an authorized person, indicating his/her title.

		For	Withhold	For All
		All	All	Except

1.	Election of the directors to serve until the 2004 Annual Meeting of Shareholders and until their successors are elected and qualified.	☐	☐	☐

Nominees: Raphael Benaroya, Angelica Berrie, Carl Epstein, Ilan Kaufthal, Charles Klatskin, Joseph Kling, William A. Landman, Sidney Slauson, Benjamin Sottile and Josh Weston

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

		For	Against	Abstain
2.	Approval of the Russ Berrie and Company, Inc. 2004 Stock Option, Restricted and Non-Restricted Stock Plan.	☐	☐	☐

3.	Approval of the Russ Berrie and Company, Inc. 2004 Employee Stock Purchase Plan.	☐	☐	☐

4.	In their discretion, the proxies are authorized to vote upon all other matters which may properly come before the annual meeting or any adjournments or postponements thereof.

A vote FOR all proposals is recommended.

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING. ☐

     THIS PROXY WHEN PROPERLY SIGNED WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS SPECIFIED, THIS PROXY WILL BE VOTED AS TO ALL SHARES OF THE UNDERSIGNED “FOR” EACH OF THE PROPOSALS SET FORTH HEREIN; AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

- Detach above card, sign, date and mail in postage paid envelope provided. -

RUSS BERRIE AND COMPANY, INC.

     The above signed hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement furnished herewith, each dated March 21, 2003.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
PROMPTLY, USING THE ENCLOSED ENVELOPE

     IF YOUR ADDRESS HAS CHANGED, OR IF YOU HAVE ANY COMMENTS, PLEASE INDICATE IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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